As Filed With the Securities and Exchange Commission on February 26, 2010

Investment Company Act File No. 811-09049

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940 ☒

Amendment No. 24 ☒
(Check appropriate box or boxes)

BLACKROCK MASTER LLC
(Exact Name of Registrant as Specified in Charter)

100 Bellevue Parkway, Wilmington, Delaware 19809
(Address of Principal Executive Offices)

(800) 441-7762
(Registrant’s Telephone Number, Including Area Code)

Anne F. Ackerley
BlackRock Master LLC
55 East 52nd Street
New York, New York 10055
United States of America
(Name and Address of Agent for Service)

Copies to:

Counsel for the Master LLC:

SIDLEY AUSTIN LLP 787 Seventh Avenue New York, New York 10019-6018	Howard B. Surloff, Esq. BLACKROCK ADVISORS LLC 55 East 52nd Street New York, New York 10055

EXPLANATORY NOTE

     This Registration Statement has been filed by BlackRock Master LLC (the “Registrant” or “Master LLC”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with respect to its portfolio BlackRock Master International Portfolio (the “International Portfolio” or the “Portfolio”). However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

     This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. The Master LLC’s Part B is incorporated by reference into the Master LLC’s Part A and the Master LLC’s Part A is incorporated by reference into the Master LLC’s Part B.

     The Master LLC is an open-end management investment company that was organized as a Delaware statutory trust on April 23, 1998 under the name Mercury Asset Management Master Trust. On September 6, 2000, the Master LLC changed its name from Mercury Asset Management Master Trust to Mercury Master Trust and on or about September 29, 2006, changed its name from Mercury Master Trust to BlackRock Master Trust. On June 15, 2007, the Master LLC converted to a Delaware limited liability company and changed its name to BlackRock Master LLC. International Portfolio and BlackRock Master Small Cap Growth Portfolio (“Small Cap Growth Portfolio”) (each, a “Master Portfolio”) are each separate series of the Master LLC. Each Master Portfolio is a diversified investment company with a different investment objective and policies. There can, of course, be no assurance that the respective investment objective of either Master Portfolio can be achieved.

     This Registration Statement contains information about International Portfolio only. For current information about Small Cap Growth Portfolio, which has a fiscal year ending May 31, see Amendment No. 23 to the Registrant’s Registration Statement on Form N-1A (File No. 811-09049) under the Investment Company Act filed on September 29, 2009.

     The Master LLC is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 15 of the Registration Statement on Form N-1A (Securities Act File No. 333-56203 and Investment Company Act File No. 811-08797) of BlackRock International Fund of BlackRock Series, Inc. (the “International Fund”), as filed with the Securities and Exchange Commission (the “Commission”) on February 26, 2010, and as amended from time to time (the “BlackRock Registration Statement”).

     The International Fund and any other feeder fund that may invest in the International Portfolio are referred to herein as “Feeder Funds.”

PART A

February 26, 2010

BlackRock Master International Portfolio of
BlackRock Master LLC

Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 5. Management

     (a) Investment Adviser

     The International Portfolio’s investment manager is BlackRock Advisors, LLC (“BlackRock”). The International Portfolio’s sub-adviser is BlackRock International Limited. Where applicable, BlackRock refers also to the International Portfolio’s sub-adviser.

     (b) Portfolio Managers

Name	Since	Title
Richard Turnill	2005	Managing Director of BlackRock, Inc.
James Bristow, CFA	2007	Managing Director of BlackRock, Inc.

Item 6. Purchase and Sale of Master LLC Interests

     Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the International Portfolio of the Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

     There is no minimum initial or subsequent investment in the International Portfolio. However, because the International Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio’s custodian bank by a Federal Reserve Bank).

     The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

Item 7. Tax Information

     The International Portfolio intends to operate as a partnership for Federal income tax purposes. If the International Portfolio has only one Feeder Fund, the Portfolio’s existence as an entity separate from that Feeder Fund will be disregarded for Federal income tax purposes. Accordingly, the Portfolio will not be subject to any Federal income tax.

Item 8. Financial Intermediary Compensation

     Not applicable.

Item 9. Investment Objective, Principal Investment Strategies and Related Risks.

     (a) Investment Objective

     The investment objective of the International Portfolio is to seek long-term capital growth through investments primarily in a diversified portfolio of equity securities of companies located outside the United States. In other words, the International Portfolio tries to choose investments located outside the United States that will increase in value.

     (b) Implementation of Investment Objectives

     Outlined below are the main strategies the International Portfolio uses in seeking to achieve its investment objective:

     The International Portfolio invests in a portfolio of securities, principally equity securities, of issuers in countries having smaller capital markets. Equity securities consist of:

•	common stock;

•	preferred stock;

•	securities convertible into common stock; and

•	derivative securities or instruments, such as options (including warrants) and futures, the value of which is based on a common stock or group of common stocks.

     The International Portfolio considers a company to be “located” in the country where:

•	it is legally organized;

•	the primary trading market for its securities is located; or

•	at least 50% of the company’s (and its subsidiaries’) non-current assets, capitalization, gross revenues or profits have been located during one of the last two fiscal years.

     The International Portfolio chooses investments predominantly using a “bottom up” investment style using a global sector-based investment process.

     In selecting securities, the International Portfolio emphasizes those securities that Portfolio management believes are undervalued or have good prospects for earnings growth. A company’s stock is considered to be undervalued when the stock’s current price is less than what Portfolio management believes a share of the company is worth. Portfolio management feels a company’s worth can be assessed by several factors such as:

•	financial resources;

•	value of assets;

•	sales and earnings growth;

•	product development;

•	quality of management; and

•	overall business prospects.

     A company’s stock may become undervalued when most investors fail to perceive the company’s strengths in one or more of these areas. A company whose earnings per share grow faster than inflation and the economy in general usually has a higher stock price over time than a company with slower earnings growth. The International Portfolio’s evaluation of the prospects for a company’s industry or market sector is an important factor in evaluating a particular company’s earnings potential. Current income from dividends and interest will not be an important consideration in selecting portfolio securities. Portfolio management analyzes individual stocks within specific sectors and compares them to investment opportunities in other areas of the market. Portfolio management then allocates the International Portfolio’s investments to those areas of each market that it believes provide the best combination of risk versus reward.

     Under normal circumstances, the International Portfolio will allocate a substantial amount (approximately 40% or more — unless market conditions are not deemed favorable by BlackRock, in which case the International Portfolio would invest at least 30%) of its total assets in securities (i) of foreign government issuers, (ii) of issuers organized or located outside the U.S., (iii) of issuers which primarily trade in a market located outside the U.S., or (iv) of issuers doing a substantial amount of business outside the U.S., which the International Portfolio considers to be companies that derive at least 50% of their revenue or profits from business outside the U.S. or have at least 50% of their sales or assets outside the U.S. The International Portfolio will allocate its assets among various regions and countries, including the United States (but in no less than three different countries). For temporary defensive purposes the International Portfolio may deviate very substantially from the allocation described above.

     The International Portfolio invests in securities of companies located in developed countries and countries with emerging capital markets outside the United States. The International Portfolio may invest, without limit, in countries with emerging capital markets, including countries in Eastern Europe, Latin America and the Far East. The International Portfolio will invest in part based on Portfolio management’s evaluation of a country’s economic, political and social factors. The International Portfolio may invest in debt securities that are issued together with a particular equity security.

      The International Portfolio may invest in companies of any size, but tends to focus on medium and large companies. The International Portfolio has no stated minimum holding period for investments, and will buy or sell securities whenever Portfolio management sees an appropriate opportunity. The International Portfolio does not consider potential tax consequences to International Portfolio interestholders when it sells securities.

     Other Strategies. In addition to the main strategies discussed above, the International Portfolio may use certain other investment strategies including the following:

     Affiliated Money Market Funds — The International Portfolio may invest uninvested cash balances in affiliated money market funds.

     Borrowing — The International Portfolio may borrow from banks as a temporary measure for extraordinary or emergency purposes or to meet redemptions.

     Convertible Securities — The International Portfolio may invest in convertible securities, which generally are debt securities or preferred stock that may be converted into common stock. Convertible securities typically pay current income as either interest (debt security convertibles) or dividends (preferred stock). A convertible security’s value usually reflects both the stream of current income payments and the market value of the underlying common stock.

     Debt Securities — Debt securities include fixed income securities issued by companies, as well as U.S. and foreign sovereign debt obligations. When choosing debt securities, Portfolio management considers various factors including the credit quality of issuers and yield analysis. The International Portfolio may invest in debt securities that are rated below investment grade, which are commonly known as junk bonds.

     Depositary Receipts — The International Portfolio may invest in securities of foreign issuers in the form of depositary receipts or other securities that are convertible into securities of foreign issuers. American Depositary Receipts are receipts typically issued by an American bank or trust company that evidence underlying securities issued by a foreign corporation. European Depositary Receipts (issued in Europe) and Global Depositary Receipts (issued throughout the world) each evidence a similar ownership arrangement. The International Portfolio may invest in unsponsored Depositary Receipts.

     Derivatives — The International Portfolio may use derivatives to hedge its investment portfolio against market, interest rate and currency risks or to seek to enhance its return. The derivatives that the International Portfolio may use include options (including warrants), futures and swaps.

     Foreign Exchange Transactions — The International Portfolio may engage in foreign exchange transactions to seek to hedge against the risk of loss from changes in currency exchange rates, but Portfolio management cannot guarantee that it will be able to enter into such transactions or that such transactions will be effective.

     Illiquid/Restricted Securities — The International Portfolio may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days at approximately current value. Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale (i.e., Rule 144A securities). They may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market. Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public.

     Indexed and Inverse Securities — The International Portfolio may invest in securities that provide a return based on fluctuations in a stock or other financial index. For example, the International Portfolio may invest in a security that increases in value with the price of a particular securities index. In some cases, the return of the security may be inversely related to the price of the index. This means that the value of the security will rise as the price of the index falls and vice versa. Although these types of securities can make it easier for the International Portfolio to access certain markets or hedge risks of other assets held by the International Portfolio, these securities are subject to the risks related to the underlying index or other assets.

     Investment Companies — The International Portfolio has the ability to invest in other investment companies, such as exchange-traded funds, unit investment trusts, and open-end and closed-end funds, including affiliated investment companies.

     “New Issues” — From time to time, the International Portfolio may invest in shares of companies through initial public offerings (IPOs).

     Repurchase Agreements, Purchase and Sale Contracts — The International Portfolio may enter into certain types of repurchase agreements or purchase and sale contracts. Under a repurchase agreement, the seller agrees to repurchase a security at a mutually agreed-upon time and price. A purchase and sale contract is similar to a repurchase agreement, but purchase and sale contracts also provide that the purchaser receives any interest on the security paid during the period.

     Securities Lending — The International Portfolio may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral.

     Standby Commitment Agreements — Standby commitment agreements commit the International Portfolio, for a stated period of time, to purchase a stated amount of securities that may be issued and sold to the International Portfolio at the option of the issuer.

     Temporary Defensive Strategies — The International Portfolio may invest in short-term instruments, such as money market securities denominated in U.S. dollars or foreign currencies and repurchase agreements, for temporary emergency purposes, including to meet redemptions. The International Portfolio may also invest, without limit, in short-term investments, including money market funds, purchase high quality bonds or buy or sell derivatives to reduce exposure to equity markets when the International Portfolio believes it is advisable to do so on a temporary defensive basis. Normally a portion of the International Portfolio’s assets would be held in these short-term instruments in anticipation of making investments in accordance with its investment objectives and strategies or to meet redemptions or when Portfolio management is unable to find attractive investments. Short-term investments and temporary defensive positions may limit the potential for growth in the value of your shares and may, therefore, limit the International Portfolio’s ability to achieve its investment objective.

     Warrants — A warrant gives the International Portfolio the right to buy stock. The warrant specifies the amount of underlying stock, the purchase (or “exercise”) price, and the date the warrant expires. The International Portfolio has no obligation to exercise the warrant and buy the stock. A warrant has value only if the International Portfolio is able to exercise it or sell it before it expires.

     When-Issued Securities, Delayed Delivery Securities and Forward Commitments — The purchase or sale of securities on a when-issued basis or on a delayed delivery basis or through a forward commitment involves the purchase or sale of securities by the International Portfolio at an established price with payment and delivery taking place in the future. The International Portfolio enters into these transactions to obtain what is considered an advantageous price to the International Portfolio at the time of entering into the transaction.

     (c) Risks

     This section contains a summary discussion of the general risks of investing in the International Portfolio. As with any fund, there can be no guarantee that the International Portfolio will meet its objective or that the International Portfolio’s performance will be positive for any period of time. Investors may lose money investing in the International Portfolio. An investment in the International Portfolio is not insured or guaranteed by the Federal Deposit Insurance Corporation or by any bank or governmental agency.

     Set forth below are the main risks of investing in the International Portfolio:

     Equity Securities Risk — Common and preferred stocks represent equity ownership in a company. Stock markets are volatile. The price of equity securities will fluctuate and can decline and reduce the value of a portfolio investing in equities. The value of equity securities purchased by the International Portfolio could decline if the financial condition of the companies the International Portfolio invests in decline or if overall market and economic conditions deteriorate. They may also decline due to factors that affect a particular industry or industries, such as labor shortages or an increase in production costs and competitive conditions within an industry. In addition, they may decline due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or generally adverse investor sentiment.

     Emerging Markets Risk — The risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets include those in countries defined as emerging or developing by the World Bank, the International Finance Corporation or the United Nations. Emerging markets are riskier than more developed markets because they tend to develop unevenly and may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging markets have far lower trading volumes and less liquidity than developed markets. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets. Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject.

     Many emerging markets have histories of political instability and abrupt changes in policies. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries, including expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that the International Portfolio could lose the entire value of its investments in the affected market. Some countries have pervasiveness of corruption and crime that may hinder investments. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth. National policies that may limit the International Portfolio’s investment opportunities include restrictions on investment in issuers or industries deemed sensitive to national interests.

     Emerging markets may also have differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. governmental laws or restrictions applicable to such investments. Sometimes, they may lack or be in the relatively early development of legal structures governing private and foreign investments and private property. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.

     Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because a Fund will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable. The possibility of fraud, negligence, undue influence being exerted by the issuer or refusal to recognize ownership exists in some emerging markets, and, along with other factors, could result in ownership registration being completely lost. The International Portfolio would absorb any loss resulting from such registration problems and may have no successful claim for compensation. In addition, communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.

     Foreign Securities Risk — Securities traded in foreign markets have often (though not always) performed differently from securities traded in the United States. However, such investments often involve special risks not present in U.S. investments that can increase the chances that the International Portfolio will lose money. In particular, the International Portfolio is subject to the risk that because there may be fewer investors on foreign exchanges and a smaller number of securities traded each day, it may be more difficult for the International Portfolio to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

  Certain Risks of Holding Portfolio Assets Outside the United States — The International Portfolio generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit the International Portfolio’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the International Portfolio to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the International Portfolio can earn on its investments and typically results in a higher operating expense ratio for the International Portfolio than for investment companies invested only in the United States.

  Currency Risk — Securities and other instruments in which the International Portfolio invests may be denominated or quoted in currencies other than the U.S. dollar. For this reason, changes in foreign currency exchange rates can affect the value of the International Portfolio’s portfolio.

  Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

  Foreign Economy Risk — The economies of certain foreign markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investments in their capital markets or in certain industries. Any of these actions could severely affect securities prices or impair the International Portfolio’s ability to purchase or sell foreign securities or transfer the International Portfolio’s assets or income back into the United States, or otherwise adversely affect the International Portfolio’s operations.

  Other potential foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing legal judgments in foreign courts and political and social instability. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of the International Portfolio’s investments, in non-U.S. countries. These factors are extremely difficult, if not impossible, to predict and take into account with respect to the International Portfolio’s investments.

  Governmental Supervision and Regulation/Accounting Standards — Many foreign governments do not supervise and regulate stock exchanges, brokers and the sale of securities to the same extent as such regulations exist in the United States. They also may not have laws to protect investors that are comparable to U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on material non-public information about that company. In addition, some countries may have legal systems that may make it more difficult for the International Portfolio to vote proxies, exercise shareholder rights, and pursue legal remedies with respect to its foreign investments. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Portfolio management to completely and accurately determine a company’s financial condition.

  Settlement Risk — Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments.

     At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for the International Portfolio to carry out transactions. If the International Portfolio cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the International Portfolio cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the International Portfolio could be liable for any losses incurred.

     Geographic Concentration Risk — From time to time the International Portfolio may invest a substantial amount of its assets in issuers located in a single country or a limited number of countries. If the International Portfolio concentrates its investments in this manner, it assumes the risk that economic, political and social conditions in those countries will have a significant impact on its investment performance. The International Portfolio’s investment performance may also be more volatile if it concentrates its investments in certain countries, especially emerging market countries.

     Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the International Portfolio invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. Selection risk is the risk that the securities selected by Portfolio management will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies. This means you may lose money.

     Mid-Cap Securities Risk — The securities of mid-cap companies generally trade in lower volumes and are generally subject to greater and less predictable price changes than the securities of larger capitalization companies.

     The International Portfolio may also be subject to certain other risks associated with its investments and investment strategies, including:

     Borrowing Risk — Borrowing may exaggerate changes in the net asset value of the International Portfolio shares and in the return on the International Portfolio’s portfolio. Borrowing will cost the International Portfolio interest expense and other fees. The costs of borrowing may reduce the Portfolio’s return.

     Convertible Securities Risk — The market value of a convertible security performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible security usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risk as apply to the underlying common stock.

     Credit Risk — Credit risk refers to the possibility that the issuer of a security will not be able to make principal and interest payments when due. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the International Portfolio’s investment in that issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

     Depositary Receipts Risk — The issuers of unsponsored depositary receipts are not obligated to disclose information that is, in the United States, considered material. Therefore, there may be less information available regarding these issuers and there may not be a correlation between such information and the market value of the depositary receipts. Depositary receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted.

     Derivatives Risk — The International Portfolio’s use of derivatives may reduce the International Portfolio’s returns and/or increase volatility. Volatility is defined as the characteristic of a security, an index or a market to fluctuate significantly in price within a short time period. A risk of the International Portfolio’s use of derivatives is that the fluctuations in their values may not correlate perfectly with the overall securities markets. Derivatives are also subject to counterparty risk, which is the risk that the other party in the transaction will not fulfill its contractual obligation. In addition, some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The possible lack of a liquid secondary market for derivatives and the resulting inability of the International Portfolio to sell or otherwise close a derivatives position could expose the International Portfolio to losses and could make derivatives more difficult for the International Portfolio to value accurately. The International Portfolio could also suffer losses related to its derivatives positions as a result of unanticipated market movements, which losses are potentially unlimited. Finally, BlackRock may not be able to predict correctly the direction of securities prices, interest rates and other economic factors, which could cause the International Portfolio’s derivatives positions to lose value. When a derivative is used as a hedge against a position that the International Portfolio holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the International Portfolio’s hedging transactions will be effective. The income from certain derivatives may be subject to Federal income tax. Forward foreign currency exchange contracts do not eliminate fluctuations in the value of non-U.S. securities but rather allow the International Portfolio to establish a fixed rate of exchange for a future point in time. This strategy can have the effect of reducing returns and minimizing opportunities for gain.

     Expense Risk — The International Portfolio’s expenses are subject to a variety of factors, including fluctuations in the International Portfolio’s net assets. Accordingly, actual expenses may be greater or less than those indicated. For example, to the extent that the International Portfolio’s net assets decrease due to market declines or redemptions, the International Portfolio’s expenses will increase as a percentage of the International Portfolio net assets. During periods of high market volatility, these increases in the International Portfolio’s expense ratio could be significant.

     Illiquid Securities Risk — If the International Portfolio buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

     Indexed and Inverse Securities Risk — Certain indexed and inverse securities have greater sensitivity to changes in interest rates or index levels than other securities, and the International Portfolio’s investment in such instruments may decline significantly in value if interest rates or index levels move in a way Portfolio management does not anticipate.

     Interest Rate Risk — Interest rate risk is the risk that prices of fixed income securities generally increase when interest rates decline and decrease when interest rates increase. Prices of longer-term securities generally change more in response to interest rate changes than prices of shorter-term securities. The International Portfolio may lose money if short-term or long-term interest rates rise sharply or otherwise change in a manner not anticipated by Portfolio management.

     Investment in Other Investment Companies Risk — The International Portfolio may invest in other investment companies, including exchange traded funds. As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if the International Portfolio acquires shares of investment companies, shareholders bear both their proportionate share of expenses in the International Portfolio (including management and advisory fees) and, indirectly, the expenses of the investment companies.

     Junk Bonds Risk — Although junk bonds generally pay higher rates of interest than investment grade bonds, junk bonds are high risk investments that may cause income and principal losses for the International Portfolio. The major risks in junk bond investments include:

•	Junk bonds may be issued by less creditworthy issuers. Issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. In the event of an issuer’s bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders.

•	Prices of junk bonds are subject to extreme price fluctuations. Adverse changes in an issuer’s industry and general economic conditions may have a greater impact on the price of junk bonds than on other higher rated fixed-income securities.

•	Issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments, or the unavailability of additional financing.

•	Junk bonds frequently have redemption features that permit an issuer to repurchase the security from the International Portfolio before it matures. If the issuer redeems junk bonds, the International Portfolio may have to invest the proceeds in bonds with lower yields and may lose income.

•	Junk bonds may be less liquid than higher rated fixed-income securities, even under normal economic conditions. There are fewer dealers in the junk bond market, and there may be significant differences in the prices quoted for junk bonds by the dealers. Because they are less liquid, judgment may play a greater role in valuing certain of the International Portfolio’s securities than is the case with securities trading in a more liquid market.

•	The International Portfolio may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.

     The credit rating of a high yield security does not necessarily address its market value risk. Ratings and market value may change from time to time, positively or negatively, to reflect new developments regarding the issuer.

     Leverage Risk — Some transactions may give rise to a form of leverage. These transactions may include, among others, derivatives, and may expose the International Portfolio to greater risk and increase its costs. To mitigate leverage risk, Portfolio management will segregate liquid assets on the books of the International Portfolio or otherwise cover the transactions. The use of leverage may cause the International Portfolio to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet segregation requirements. Increases and decreases in the value of the International Portfolio’s portfolio will be magnified when the International Portfolio uses leverage.

     “New Issues” Risk — “New Issues” are initial public offerings (IPOs) of equity securities of U.S. or non-U.S. issuers. Investments in companies that have recently gone public have the potential to produce substantial gains for the International Portfolio. However, there is no assurance that the International Portfolio will have access to profitable IPOs and therefore investors should not rely on these past gains as an indication of future performances. The investment performance of the International Portfolio during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the International Portfolio is able to do so. In addition, as the International Portfolio increases in size, the impact of IPOs on the International Portfolio’s performance will generally decrease. Securities issued in IPOs are subject to many of the same risks as investing in companies with smaller market capitalizations. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, the prices of securities sold in IPOs may be highly volatile or may decline shortly after the initial public offering. When an IPO is brought to the market, availability may be limited and the International Portfolio may not be able to buy any shares at the offering price, or, if its is able to buy shares, it may not be able to buy as many shares at the offering price as it would like.

     Repurchase Agreements and Purchase and Sale Contracts Risk — If the other party to a repurchase agreement or purchase and sale contract defaults on its obligation under the agreement, the International Portfolio may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security in either situation and the market value of the security declines, the International Portfolio may lose money.

     Restricted Securities Risk — Restricted securities may be illiquid. The International Portfolio may be unable to sell them on short notice or may be able to sell them only at a price below current value. Also, the International Portfolio may get only limited information about the issuer of a restricted security, so it may be less able to predict a loss. In addition, if Portfolio management receives material nonpublic information about the issuer, the International Portfolio may as a result be unable to sell the securities.

     Rule 144A Securities Risk — Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.

     Securities Lending Risk — Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the International Portfolio may lose money and there may be a delay in recovering the loaned securities. The International Portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences for the International Portfolio.

     Small Cap and Emerging Growth Securities Risk — Small cap or emerging growth companies may have limited product lines or markets. They may be less financially secure than larger, more established companies. They may depend on a small number of key personnel. If a product fails or there are other adverse developments, or if management changes, the International Portfolio’s investment in a small cap or emerging growth company may lose substantial value. In addition, it is more difficult to get information on smaller companies, which tend to be less well known, have shorter operating histories, do not have significant ownership by large investors and are followed by relatively few securities analysts. The securities of small cap or emerging growth companies generally trade in lower volumes and are subject to greater and more unpredictable price changes than larger cap securities or the market as a whole. In addition, small cap securities may be particularly sensitive to changes in interest rates, borrowing costs and earnings. Investing in small cap and emerging growth securities requires a longer term view.

     Sovereign Debt Risk — Sovereign debt instruments subject to the risk that a governmental entity may delay or refuse to pay interest or repay principal on its sovereign debt, due, for example, to cash flow problems, insufficient foreign currency reserves, political considerations, the relative size of the governmental entity’s debt position in relation to the economy or the failure to put in place economic reforms required by the International Monetary Fund or other multilateral agencies. If a governmental entity defaults, it may ask for more time in which to pay or for further loans. There is no legal process for collecting sovereign debt that a government does not pay nor are there bankruptcy proceedings through which all or part of the sovereign debt that a governmental entity has not repaid may be collected.

     Standby Commitment Agreements Risk — Standby commitment agreements involve the risk that the security the International Portfolio buys will lose value prior to its delivery to the International Portfolio and will no longer be worth what the International Portfolio has agreed to pay for it. These agreements also involve the risk that if the security goes up in value, the counterparty will decide not to issue the security. In this case, the International Portfolio loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

     Warrants Risk — If the price of the underlying stock does not rise above the exercise price before the warrant expires, the warrant generally expires without any value and the International Portfolio loses any amount it paid for the warrant. Thus, investments in warrants may involve substantially more risk than investments in common stock. Warrants may trade in the same markets as their underlying stock; however, the price of the warrant does not necessarily move with the price of the underlying stock

     When-Issued and Delayed Delivery Securities and Forward Commitments Risk —When-issued and delayed delivery securities and forward commitments involve the risk that the security the International Portfolio buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the International Portfolio loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

     (d) Portfolio Holdings.

     For a discussion of the Master LLC’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement. The Master LLC makes the top ten holdings of each Portfolio available on a monthly basis at www.blackrock.com generally within 5 business days after the end of the month to which the information applies.

Item 10. Management, Organization and Capital Structure

     (a)(1) Manager

     BlackRock Advisors, LLC, 55 East 52nd Street, New York, New York 10055, the Master LLC’s manager (“BlackRock” or the “Manager”), manages the International Portfolio’s investments and its business operations subject to the oversight of the Board of Directors of the Master LLC. While the Manager is ultimately responsible for the management of the International Portfolio, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. The Manager is an indirect, wholly owned subsidiary of BlackRock, Inc.

     BlackRock was organized in 1994 to perform advisory services for investment companies. BlackRock International Limited, the sub-adviser with respect to the International Portfolio (the “Sub-Adviser” or “BIL”) and an affiliate of BlackRock, is a registered investment adviser and was organized in Edinburgh, Scotland in 1995. BlackRock and its affiliates had approximately $3.346 trillion in investment company and other portfolio assets under management as of December 31, 2009.

     The Master LLC, on behalf of the International Portfolio, has entered into a management agreement with BlackRock (the “Management Agreement”) pursuant to which BlackRock receives as compensation for its services to the International Portfolio, a fee, at the annual rate of 0.75% of the International Portfolio’s average daily net assets not exceeding $500 million and 0.70% of the International Portfolio’s average daily net assets in excess of $500 million.

     For the fiscal year ended October 31, 2009, the Manager received an advisory fee, net of any applicable waivers, from the International Portfolio at the annual rate of 0.75% of the International Portfolio’s average daily net assets.

     BlackRock has a sub-advisory agreement with the Sub-Adviser under which BlackRock pays the Sub-Adviser a monthly fee at an annual rate equal to a percentage of the advisory fee paid to BlackRock under the Management Agreement. The Sub-Adviser is responsible for the day-to-day management of the International Portfolio.

     BlackRock may waive a portion of the International Portfolio’s management fee in connection with the International Portfolio’s investment in an affiliated money market fund.

     A discussion of the basis for the Board of Directors approval of the investment advisory agreement is included in BlackRock International’s annual shareholder report for the fiscal year ended October 31, 2009.

Conflicts of Interest

     The investment activities of BlackRock and its affiliates (including BlackRock, Inc. and The PNC Financial Services Group, Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively, the “Affiliates”)) and of BlackRock, Inc.’s significant shareholders, Merrill Lynch & Co., Inc., and its affiliates, including Bank of America Corporation (each a “BAC Entity”), and Barclays Bank PLC and its affiliates, including Barclays PLC (each a “Barclays Entity”) (for convenience the BAC Entities and Barclays Entities are collectively referred to in this section as the “Entities” and each separately is referred to as an “Entity”) in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the International Portfolio and its shareholders. BlackRock and its Affiliates or the Entities provide investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the International Portfolio. BlackRock and its Affiliates or the Entities are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Portfolio. One or more Affiliates or Entities act or may act as an investor, investment banker, research provider, investment manager, financier, advisor, market maker, trader, prime broker, lender, agent and principal, and have other direct and indirect interests, in securities, currencies and other instruments in which the Portfolio directly and indirectly invests. Thus, it is likely that the Portfolio will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which an Affiliate or an Entity performs or seeks to perform investment banking or other services. One or more Affiliates or Entities may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Portfolio and/or that engage in and compete for transactions in the same types of securities, currencies and other instruments as the Portfolio. The trading activities of these Affiliates or Entities are carried out without reference to positions held directly or indirectly by the International Portfolio and may result in an Affiliate or an Entity having positions that are adverse to those of the Portfolio. No Affiliate or Entity is under any obligation to share any investment opportunity, idea or strategy with the Portfolio. As a result, an Affiliate or an Entity may compete with the Portfolio for appropriate investment opportunities. The results of the Portfolio’s investment activities, therefore, may differ from those of an Affiliate or an Entity and of other accounts managed by an Affiliate or an Entity, and it is possible that the Portfolio could sustain losses during periods in which one or more Affiliates or Entities and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible. In addition, the Portfolio may, from time to time, enter into transactions in which an Affiliate or an Entity or its other clients have an adverse interest. Furthermore, transactions undertaken by Affiliate-advised clients may adversely impact the Portfolio. Transactions by one or more Affiliate- or Entity-advised clients or BlackRock may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Portfolio. The International Portfolio’s activities may be limited because of regulatory restrictions applicable to one or more Affiliates or Entities, and/or their internal policies designed to comply with such restrictions. In addition, the Portfolio may invest in securities of companies with which an Affiliate or an Entity has or is trying to develop investment banking relationships or in which an Affiliate or an Entity has significant debt or equity investments. The Portfolio also may invest in securities of companies for which an Affiliate or an Entity provides or may some day provide research coverage. An Affiliate or an Entity may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the Portfolio or who engage in transactions with or for the Portfolio, and may receive compensation for such services. The Portfolio may also make brokerage and other payments to Affiliates or Entities in connection with the Portfolio’s portfolio investment transactions.

     Under a securities lending program approved by the Master LLC’s Board, the Master LLC, on behalf of the Portfolio, has retained an Affiliate of BlackRock to serve as the securities lending agent for the Portfolio to the extent that the Portfolio participates in the securities lending program. For these services, the lending agent may receive a fee from the Portfolio, including a fee based on the returns earned on the Portfolio’s investment of the cash received as collateral for the loaned securities. In addition, one or more Entities may be among the entities to which the Portfolio may lend their portfolio securities under the securities lending program.

     The activities of Entities may give rise to other conflicts of interest that could disadvantage the Portfolio and its shareholders. BlackRock has adopted policies and procedures designed to address these potential conflicts of interest. See Part B of this registration statement for further information.

     (a)(2) Portfolio Managers

     Each Portfolio is managed by a team of financial professionals. Information about Richard Turnill and James Bristow, CFA, the International Portfolio’s portfolio managers, is provided below.

Portfolio Manager	Primary Role	Since	Title and Recent Biography
Richard Turnill	Jointly and primarily responsible for the day-to-day management of the International Portfolio’s portfolio including setting the Portfolio’s overall investment strategy and overseeing the management of the Portfolio.	2005	Managing Director of BlackRock, Inc. since 2006 and head of BlackRock’s Global Equity team; Managing Director of Merrill Lynch Investment Managers, L.P. from 1999 to 2006.

James Bristow, CFA	Jointly and primarily responsible for the day-to-day management of the International Portfolio’s portfolio including setting the Portfolio’s overall investment strategy and overseeing the management of the Portfolio.	2007	Managing Director of BlackRock, Inc. since 2009; Director of BlackRock, Inc. since 2006; Portfolio Manager at JP Morgan Asset Management from 2003 to 2006.

     For more information about the portfolio managers, including other accounts managed, compensation, ownership of Portfolio shares and possible conflicts of interest, please see Part B of this Registration Statement.

     (a)(3) Legal Proceedings  Not Applicable

     (b) Capital Stock

     Investors in the Master LLC have no preemptive or conversion rights, and interests in the Master LLC are fully paid and non-assessable. The Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when, in the judgment of the Directors, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Master LLC or the Portfolio, investors would be entitled to share, in proportion to their investment in the Master LLC or the Portfolio (as the case may be), in the assets of the Master LLC or the Portfolio available for distribution to investors.

     The International Portfolio is a separate series of the Master LLC. Each investor is entitled to a vote in proportion to its investment in the Master LLC or the Portfolio (as the case may be). Investors in the Portfolio will participate equally in accordance with their pro rata interests in the earnings, dividends and assets of the Portfolio. The Master LLC reserves the right to create and issue interests in additional portfolios.

     Investments in the Master LLC may not be transferred, but an investor may withdraw all or any portion of its investment in the Portfolio at net asset value on any day on which the New York Stock Exchange (the “Exchange”) is open, subject to certain exceptions. For more information about the ability of an investor in the Master LLC to withdraw all or any portion of its investment in the Master LLC, please Item 11 herein.

     Smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of the Master LLC. A Feeder Fund may withdraw from the Master LLC at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund’s assets directly. A Feeder Fund is entitled to vote in proportion to its investment in the Master LLC. A Feeder Fund generally will participate in the earnings, dividends and assets of the Master LLC in accordance with its pro rata interest in the Master LLC.

Item 11. Shareholder Information.

     (a) Pricing of Interests in the Master LLC

     The net asset value of the International Portfolio is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after such an order is placed. Foreign securities owned by the International Portfolio may trade on weekends or other days when the International Portfolio does not price its interests. As a result, the International Portfolio’s net asset value may change on days when interest holders will not be able to purchase or redeem the interests in the International Portfolio. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

     The aggregate net asset value of the International Portfolio is the value of the securities held by the International Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Manager, are accrued daily.

     The International Portfolio may invest a portion of its assets in foreign securities. Generally, trading in foreign securities, as well as U.S. government securities and money market instruments and certain fixed income securities, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the International Portfolio’s interests are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, market volatility or other occurrences or events that affect the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the market prices for such securities determined prior to the close of the NYSE. If market quotations are not readily available or, in the Manager’s judgment, they do not accurately reflect fair value for a security or if a security’s value has been materially affected by events or other circumstances occurring after the close of the market on which the security is principally traded and prior to the time at which the International Portfolio’s net asset value is determined, that security will be valued by another method that the Board of Directors believes more accurately reflects the fair value.

     The International Portfolio generally values fixed income portfolio securities using market prices provided by an independent pricing service, broker-dealer or market maker pursuant to a valuation policy approved by the Master LLC’s Board of Directors. If market quotations are not readily available or, in the Manager’s judgment, they do not accurately reflect fair value for a security, that security will be valued by another method that the Board of Directors believes more accurately reflects the fair value. Fair value determinations may be made by the International Portfolio’s independent pricing service using a matrix pricing system or other methodologies in accordance with a valuation policy approved by the Directors or by the Manager’s Valuation Committee after consideration of the material factors that may affect the value of a particular security.

     The Board has adopted valuation procedures for the International Portfolio and has delegated the day-to-day responsibility for fair value determinations to the Manager’s Valuation Committee. Fair value determinations by the Manager that affect the International Portfolio’s net asset value are subject to review, approval or ratification, as appropriate, by the Board. In determining whether current market prices are readily available or accurately reflect a security’s fair value, the Manager monitors the information it receives in the ordinary course of its investment management responsibilities for significant events that it believes in good faith will affect the market prices of the securities of issuers held by the International Portfolio. Significant events may include events affecting specific issuers (for example, a halt in trading of the securities of an issuer on an exchange during the trading day or a company announcement) or events affecting securities markets generally (for example, market volatility, including a substantial upward or downward movement of the U.S. markets, or a natural disaster).

     If, after the close of the principal market on which a security held by the International Portfolio is traded and before the time as of which the International Portfolio’s net asset value is calculated that day, a significant event occurs that the Manager determines in the exercise of its judgment will cause a change in the value of that security from the closing price of the security on the principal market on which it is traded, the Manager will use its best judgment to determine a fair value for that security. The Manager believes that foreign securities values may be affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets and that such volatility can constitute a significant event. The fair valuation procedures, therefore, include a procedure whereby the International Portfolio may use adjusted foreign securities prices provided by an independent pricing service pursuant to a valuation policy approved by the Board of Directors to take such volatility into account.

     The International Portfolio’s use of fair value pricing is designed to ensure that the International Portfolio’s net asset value reflects the value of its underlying portfolio securities as accurately as possible. There can be no assurance, however, that a fair value used by the International Portfolio on any given day will more accurately reflect the market value of a security or securities than the market price of such security or securities on that day.

     Each investor in the International Portfolio may add to or reduce its investment in the International Portfolio on each day the NYSE is open for trading. The value of each investor’s interest in the International Portfolio will be determined after the close of business on the NYSE by multiplying the aggregate net asset value of the International Portfolio by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the International Portfolio. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in the International Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the International Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the International Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the International Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the International Portfolio by all investors in the International Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the International Portfolio after the close of business of the NYSE or the next determination of the aggregate net asset value of the International Portfolio.

     (b) Purchase of Interests in the Master LLC

     Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

     There is no minimum initial or subsequent investment in the Master LLC. The Directors may permit the purchase of interests for cash or other consideration acceptable to the Directors, subject to the requirements of the Investment Company Act.

     The Master LLC may reject any investment from any Feeder Fund or reject any investment order and suspend and resume the sale of any interest of the Portfolio at any time for any reason.

     (c) Redemption of Interests in the Master LLC

     A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day on which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is received by the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred except with the prior written consent of all the Directors and the remaining interestholders.

     (d) Dividends and Distributions  Not Applicable

     (e) Frequent Purchase and Redemption of Master LLC Interests

     The Master LLC does not offer its interests for sale to the general public, nor does it offer an exchange privilege. The Master LLC is not, therefore, directly subject to the risks of short-term trading and the Board of Directors has not adopted procedures designed to prevent such trading. However, the Master LLC may be adversely affected by short-term trading in shares of a Feeder Fund. See “Account Information — Short-Term Trading Policy” in Part A of the BlackRock Registration Statement for more information.

     (f) Tax Consequences

     Each Master Portfolio of the Master LLC intends to operate as a partnership for Federal income tax purposes. If a Master Portfolio has only one Feeder Fund, the Master Portfolio’s existence as an entity separate from that Feeder Fund will be disregarded for Federal income tax purposes. Accordingly, the Master LLC will not be subject to any Federal income tax. Based upon the status of each Master Portfolio of the Master LLC as a partnership or disregarded entity, a Feeder Fund will take into account its share of the Master Portfolio’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and its qualifications as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The determination of a Feeder Fund’s share of a Master Portfolio’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Code, as amended, and the regulations promulgated thereunder.

Item 12. Distribution Arrangements.

     (a) Sales Loads. Not Applicable.

     (b) 12b-1 Fees. Not Applicable.

     (c) Multiple Class and Master/Feeder Funds

     The Master LLC is part of a master/feeder structure. Members of the general public may not purchase interests in the Master LLC. However, the Master LLC may sell interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Master LLC and will pay a proportionate share of the Master LLC’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

     The Directors of the Master LLC believe that the “master/feeder” fund structure may enable the Master LLC to reduce costs through economies of scale. A larger investment portfolio for the Master LLC may reduce certain transaction costs to the extent that contributions to and redemptions from the Master LLC’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

     A Feeder Fund’s investment in the Master LLC may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Master LLC or withdraws from the Master LLC, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Master LLC if the Master LLC voted to change its investment objective, policies or limitations in a manner not acceptable to the Board of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Master LLC may affect the investment performance of the Feeder Fund and the Master LLC.

     The Master LLC normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Master LLC. When a Feeder Fund is requested to vote on matters pertaining to the Master LLC, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Master LLC proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the BlackRock Registration Statement under “Master/Feeder Structure.”

     The Master LLC’s placement agent is BlackRock Investments, LLC.

PART B

February 26, 2010

BlackRock Master International Portfolio of
BlackRock Master LLC

     Except as otherwise indicated herein all capitalized terms shall have the meaning assigned to them in Part A hereof.

Item 14. Cover Page and Table of Contents

     This Part B, which is not a prospectus, supplements and should be read in conjunction with Part A of this Registration Statement of BlackRock Master LLC (the “Master LLC”), dated February 26, 2010, as it may be revised from time to time (the “Master LLC Part A”). The Master LLC Part A is incorporated herein by reference and this Part B is incorporated by reference in the Master LLC Part A.

     BlackRock Master International Portfolio (the “International Portfolio” or the “Portfolio”) is a separate series of the Master LLC.

     As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference from Post-Effective Amendment No. 15 of the Registration Statement on Form N-1A (Securities Act File No. 333-56203 and Investment Company Act File No. 811-08797) of BlackRock International Fund of BlackRock Series, Inc. (the “International Fund ”), as filed with the Securities and Exchange Commission (the “Commission”) on February 26, 2010, and as amended from time to time (the “BlackRock Registration Statement”). Part A of the BlackRock Registration Statement includes the prospectus of the International Fund. Part B of the BlackRock Registration Statement includes the statement of additional information of the International Fund. The Master LLC is part of a “master/feeder” structure. The International Fund invests all of its assets in interests in the International Portfolio. The International Fund is currently the only feeder fund. “Feeder Fund” will refer to the International Fund or any other feeder fund which may invest in the International Portfolio.

Item 15. Master LLC History

     The Master LLC is an open-end management investment company that was organized as a Delaware statutory trust on April 23, 1998 under the name Mercury Asset Management Master Trust. On September 6, 2000, the Master LLC changed its name from Mercury Asset Management Master Trust to Mercury Master Trust and on or about September 29, 2006, changed its name from Mercury Master Trust to BlackRock Master Trust. On June 15, 2007, the Master LLC converted to a Delaware limited liability company and changed its name to BlackRock Master LLC.

     The Master LLC consists of two series: BlackRock Master International Portfolio (the “International Portfolio” or the “Portfolio”) and BlackRock Master Small Cap Growth Portfolio (“Small Cap Growth Portfolio”).

Item 16. Description of the Master LLC and Its Investments and Risks

     The following information supplements and should be read in conjunction with Item 9 of the Master LLC Part A.

     Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the International Portfolio, the types of securities purchased by the International Portfolio, the investment techniques used by the International Portfolio, and certain risks relating thereto, as well as other information relating to the International Portfolio’s investment programs, is incorporated herein by reference to the sections entitled “Investment Objectives and Policies” and “Investment Restrictions” in Part I of Part B of the BlackRock Registration Statement and the section entitled “Investment Risks and Considerations” in Part II of Part B of the BlackRock Registration Statement.

     Information on the Master LLC’s policies and procedures with respect to the selective disclosure of the Master LLC’s portfolio holdings is incorporated herein by reference to the section entitled “Management and Other Service Arrangements” and “Selective Disclosure of Portfolio Holdings” in Part II of Part B of the BlackRock Registration Statement.

Item 17. Management of the Master LLC

     (a) Management Information

     Biographical Information. Certain biographical and other information relating to the Directors of the Master LLC is set forth below, including their address and year of birth, their principal occupations for at least the last five years, the length of time served, the total number of investment companies and portfolios overseen in the complex of funds advised by BlackRock or its affiliates (“BlackRock-advised Funds”), and any public directorships.

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of BlackRock-Advised Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Directorships

Independent Directors[1]:

David O. Beim[3] 55 East 52nd Street New York, NY 10055 1940	Director	2007 to present	Professor of Finance and Economics at the Columbia University Graduate School of Business since 1991; Trustee, Phillips Exeter Academy since 2002; Chairman, Wave Hill Inc. (public garden and cultural center) from 1990 to 2006.	36 RICs consisting of 106 Portfolios	None

Ronald W. Forbes[4] 55 East 52nd Street New York, NY 10055 1940	Director	2007 to present	Professor Emeritus of Finance, School of Business, State University of New York at Albany since 2000.	36 RICs consisting of 106 Portfolios	None

Dr. Matina Horner[5] 55 East 52nd Street New York, NY 10055 1939	Director	2007 to present	Executive Vice President of Teachers Insurance and Annuity Association and College Retirement Equities Fund from 1989 to 2003.	36 RICs consisting of 106 Portfolios	NSTAR (electric and gas utility)

Rodney D. Johnson[4] 55 East 52nd Street New York, NY 10055 1941	Director	2007 to present	President, Fairmount Capital Advisors, Inc. since 1987; Director, Fox Chase Cancer Center since 2004; Member of the Archdiocesan Investment Committee of the Archdiocese of Philadelphia since 2004; Director, The Committee of Seventy (civic) since 2006.	36 RICs consisting of 106 Portfolios	None

Herbert I. London 55 East 52nd Street New York, NY 10055 1939	Director	2007 to present	Professor Emeritus, New York University since 2005; John M. Olin Professor of Humanities, New York University from 1993 to 2005 and Professor thereof from 1980 to 2005; President, Hudson Institute (policy research organization) since 1997 and Trustee thereof since 1980; Chairman of the Board of Trustees for Grantham University since 2006; Director, InnoCentive, Inc. (strategic solutions company) since 2005; Director of Cerego, LLC (software development and design) since 2005.	36 RICs consisting of 106 Portfolios	AIMS Worldwide, Inc. (marketing)

Cynthia A. Montgomery 55 East 52nd Street New York, NY 10055 1952	Director	2007 to present	Professor, Harvard Business School since 1989; Director, Harvard Business School Publishing since 2005; Director, McLean Hospital since 2005.	36 RICs consisting of 106 Portfolios	Newell Rubbermaid, Inc. (manufacturing)

Joseph P. Platt, Jr.[6] 55 East 52nd Street New York, NY 10055 1947	Director	2007 to present	Director, The West Penn Allegheny Health System (a not-for-profit health system) since 2008; Director, Jones and Brown (Canadian insurance broker) since 1998; General Partner, Thorn Partner, LP (private investment) since 1998; Partner, Amarna Corporation, LLC (private investment company) from 2002 to 2008.	36 RICs consisting of 106 Portfolios	Greenlight Capital Re, Ltd (reinsurance company)

(footnotes appear on next page)

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of BlackRock-Advised Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Directorships
Robert C. Robb, Jr. 55 East 52nd Street New York, NY 10055 1945	Director	2007 to present	Partner, Lewis, Eckert, Robb and Company (management and financial consulting firm) since 1981.	36 RICs consisting of 106 Portfolios	None

Toby Rosenblatt[7] 55 East 52nd Street New York, NY 10055 1938	Director	2007 to present	President, Founders Investments Ltd. (private investments) since 1999; Director, College Access Foundation of California (philanthropic foundation) since 2009; Director, Forward Management, LLC since 2007; Director, The James Irvine Foundation (philanthropic foundation) from 1998 to 2008.	36 RICs consisting of 106 Portfolios	A.P. Pharma, Inc. (specialty pharmaceuticals)

Kenneth L. Urish[8] 55 East 52nd Street New York, NY 10055 1951	Director	2007 to present	Managing Partner, Urish Popeck & Co., LLC (certified public accountants and consultants) since 1976; Member of External Advisory Board, The Pennsylvania State University Accounting Department since 2001; Trustee, The Holy Family Foundation since 2001; Committee Member, Professional Ethics Committee of the Pennsylvania Institute of Certified Public Accountants from 2007 to 2010; President and Trustee, Pittsburgh Catholic Publishing Associates from 2003 to 2008; Director, Inter-Tel from 2006 to 2007.	36 RICs consisting of 106 Portfolios	None

Frederick W. Winter 55 East 52nd Street New York, NY 10055 1945	Director	2007 to present	Professor and Dean Emeritus of the Joseph M. Katz School of Business, University of Pittsburgh since 2005 and Dean thereof from 1997 to 2005; Director, Alkon Corporation (pneumatics) since 1992; Director, Tippman Sports (recreation) since 2005; Director, Indotronix International (IT services) from 2004 to 2008.	36 RICs consisting of 106 Portfolios	None

Interested Directors[1,9]:

Richard S. Davis 55 East 52nd Street New York, NY 10055 1945	Director	2007 to present	Managing Director, BlackRock, Inc. since 2005; Chief Executive Officer, State Street Research & Management Company from 2000 to 2005; Chairman of the Board of Trustees, State Street Research Mutual Funds from 2000 to 2005; Chairman, SSR Realty from 2000 to 2004.	170 RICs consisting of 300 Portfolios	None

Henry Gabbay 55 East 52nd Street New York, NY 10055 1947	Director	2007 to present	Consultant, BlackRock, Inc. from 2007 to 2008; Managing Director, BlackRock, Inc. from 1989 to 2007; Chief Administrative Officer, BlackRock Advisors, LLC from 1998 to 2007; President of BlackRock Funds and BlackRock Bond Allocation Target Shares from 2005 to 2007 and Treasurer of certain closed-end funds in the BlackRock fund complex from 1989 to 2006.	170 RICs consisting of 300 Portfolios	None

[1]	Directors serve until their resignation, removal or death, or until December 31 of the year in which they turn 72. The Board of Directors has approved one-year extensions in the terms of Directors who turn 72 prior to December 31, 2013.

[2]	Following the combination of Merrill Lynch Investment Managers, L.P. (“MLIM”) and BlackRock, Inc. in September 2006, the various legacy MLIM and legacy BlackRock fund boards were realigned and consolidated into three new fund boards in 2007. As a result, although the chart shows certain Directors as joining the Master LLC’s Board in 2007, each Director first became a member of the boards of other legacy MLIM or legacy BlackRock funds as follows: David O. Beim, 1998; Ronald W. Forbes, 1977; Dr. Matina Horner, 2004; Rodney D. Johnson, 1995; Herbert I. London, 1987; Cynthia A. Montgomery, 1994; Joseph P. Platt, Jr., 1999; Robert C. Robb, Jr., 1999; Toby Rosenblatt, 2005; Kenneth L. Urish, 1999; and Frederick W. Winter, 1999.

[3]	Chair of the Performance Oversight Committee.

[4]	Co-Chair of the Board of Directors.

[5]	Chair of the Governance Committee.

[6]	Chair of the Compliance Committee.

[7]	Vice-Chair of the Performance Oversight Committee.

[8]	Chair of the Audit Committee.

[9]	Mr. Davis is an “interested person,” as defined in the Investment Company Act, of the Master LLC based on his position with BlackRock, Inc. and its affiliates. Mr. Gabbay is an “interested person” of the Master LLC based on his former positions with BlackRock, Inc. and its affiliates and his ownership of BlackRock, Inc. and The PNC Financial Services Group, Inc. securities.

     Certain biographical and other information relating to the officers of the Master LLC is set forth below, including their address and year of birth, their principal occupations for at least the last five years, the length of time served, the total number of registered investment companies and investment portfolios overseen in the BlackRock-advised Funds and any public directorships:

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[1]	Principal Occupation(s) During Past Five Years	Number of BlackRock-Advised Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Directorships
Anne F. Ackerley 55 East 52nd Street New York, NY 10055 1962	President and Chief Executive Officer	2009 to present	Managing Director of BlackRock, Inc. since 2000; Vice President of the BlackRock-advised Funds from 2007 to 2009; Chief Operating Officer of BlackRock’s Global Client Group (GCG) since 2009; Chief Operating Officer of BlackRock’s U.S. Retail Group from 2006 to 2009; Head of BlackRock’s Mutual Fund Group from 2000 to 2006.	170 RICs consisting of 300 Portfolios	None

Jeffrey Holland, CFA 55 East 52nd Street New York, NY 10055 1971	Vice President	2009 to present

Managing Director of BlackRock, Inc. since 2010; Director of BlackRock, Inc. from 2006 to 2009; Chief Operating Officer of BlackRock’s U.S. Retail Group since 2009; Co-head of Product Development and Management for BlackRock’s U.S. Retail Group from 2007 to 2009; Product Manager of Raymond James & Associates from 2003 to 2006.

				71 RICs consisting of 203 Portfolios	None

Brendan Kyne 55 East 52nd Street New York, NY 10055 1977	Vice President	2009 to present

Managing Director of BlackRock, Inc. since 2010; Director of BlackRock, Inc. from 2008 to 2009; Head of Product Development of BlackRock, Inc. since 2009 and Co-head thereof from 2007 to 2009; Vice President of Blackrock, Inc. from 2005 to 2008.

				170 RICs consisting of 300 Portfolios	None

Brian Schmidt 55 East 52nd Street New York, NY 10055 1958	Vice President	2009 to present

Managing Director of BlackRock, Inc. since 2004; Various positions with U.S. Trust Company from 1991 to 2003: Director from 2001 to 2003, Senior Vice President from 1998 to 2003; Vice President, Chief Financial Officer and Treasurer of Excelsior Funds, Inc., Excelsior Tax-Exempt Funds, Inc. and Excelsior Funds Trust from 2001 to 2003.

				71 RICs consisting of 203 Portfolios	None

Neal J. Andrews 55 East 52nd Street New York, NY 10055 1966	Chief Financial Officer and Assistant Treasurer	2007 to present	Managing Director of BlackRock, Inc. since 2006; Senior Vice President and Line of Business Head of Fund Accounting and Administration at PNC Global Investment Servicing (U.S.) Inc. from 1992 to 2006.	170 RICs consisting of 300 Portfolios	None

Jay M. Fife 55 East 52nd Street New York, NY 10055 1970	Treasurer	2007 to present	Managing Director of BlackRock, Inc. since 2007 and Director in 2006; Assistant Treasurer of the Merrill Lynch Investment Managers, L.P. (“MLIM”) and Fund Asset Management, L.P. advised funds from 2005 to 2006; Director of MLIM Fund Services Group from 2001 to 2006.	170 RICs consisting of 300 Portfolios	None

Brian P. Kindelan 55 East 52nd Street New York, NY 10055 1959	Chief Compliance Officer and Anti-Money Laundering Compliance Officer	2007 to present	Chief Compliance Officer of the BlackRock-advised Funds since 2007; Managing Director and Senior Counsel of BlackRock, Inc. since 2005.	170 RICs consisting of 300 Portfolios	None

Howard B. Surloff 55 East 52nd Street New York, NY 10055 1965	Secretary	2007 to present	Managing Director and General Counsel of U.S. Funds at BlackRock, Inc. since 2006; General Counsel (U.S.) of Goldman Sachs Asset Management, L.P. from 1993 to 2006.	170 RICs consisting of 300 Portfolios	None

[1]	Officers serve at the pleasure of the Board of Directors of the Master LLC.

     (b) Board of Directors

     The Board of Directors of the Master LLC (the “Board”) consists of thirteen individuals (each, a “Director”), eleven of whom are not “interested persons” of the Master LLC and the Corporation as defined in the Investment Company Act (the “Independent Directors”). The registered investment companies advised by the Manager or its affiliates (the “BlackRock-advised Funds”) are organized into one complex of closed-end funds, two complexes of open-end funds (the Equity-Liquidity Complex and the Equity-Bond Complex) and one complex of exchange-traded funds (each, a “BlackRock Fund Complex”). The Master LLC and the International Fund are included in the BlackRock Fund Complex referred to as the Equity-Liquidity Complex. The Directors also oversee as board members the operations of the other open-end registered investment companies included in the Equity-Liquidity Complex.

     The Board of Directors has overall responsibility for the oversight of the Master LLC. The Co-Chairs of the Board are Independent Directors, and the Chair of each Board committee (each, a “Committee”) is an Independent Director. The Board has five standing Committees: an Audit Committee, a Governance and Nominating Committee, a Compliance Committee, a Performance Oversight and Contract Committee and an Executive Committee. The Board also has one ad hoc committee, the Joint Product Pricing Committee. The role of the Co-Chairs of the Board is to preside at all meetings of the Board, and to act as a liaison with service providers, officers, attorneys, and other Directors generally between meetings. The Chair of each Committee performs a similar role with respect to the Committee. The Co-Chairs of the Board or the Chair of a Committee may also perform such other functions as may be delegated by the Board or the Committee from time to time. The Independent Directors meet regularly outside the presence of Fund management, in executive session or with other service providers to the Master LLC. The Board has regular meetings five times a year, and may hold special meetings if required before its next regular meeting. Each Committee meets regularly to conduct the oversight functions delegated to that Committee by the Board and reports its findings to the Board. The Board and each standing Committee conduct annual assessments of their oversight function and structure. The Board has determined that the Board’s leadership structure is appropriate because it allows the Board to exercise independent judgment over management and to allocate areas of responsibility among Committees and the full Board to enhance effective oversight.

     The Board has engaged the Manager to manage the International Portfolio on a day-to-day basis. The Board is responsible for overseeing the Manager, other service providers, the operations of the International Portfolio and associated risk in accordance with the provisions of the Investment Company Act, state law, other applicable laws, the Master LLC’s charter, and the International Portfolio’s investment objectives and strategies. The Board reviews, on an ongoing basis, the International Portfolio’s performance, operations, and investment strategies and techniques. The Board also conducts reviews of the Manager and its role in running the operations of the International Portfolio.

     Day-to-day risk management with respect to the International Portfolio is the responsibility of the Manager or of subadvisers or other service providers (depending on the nature of the risk), subject to the supervision of the Manager. The International Portfolio is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. While there are a number of risk management functions performed by the Manager and the subadvisers or other service providers, as applicable, it is not possible to eliminate all of the risks applicable to the International Portfolio. Risk oversight forms part of the Board’s general oversight of the International Portfolio and is addressed as part of various Board and Committee activities. The Board, directly or through a Committee, also reviews reports from, among others, management, the independent registered public accounting firm for the International Portfolio, subadvisers, and internal auditors for the investment adviser or its affiliates, as appropriate, regarding risks faced by the International Portfolio and management’s or the service provider’s risk functions. The Committee system facilitates the timely and efficient consideration of matters by the Directors, and facilitates effective oversight of compliance with legal and regulatory requirements and of the International Portfolio’s activities and associated risks. The Board has appointed a Chief Compliance Officer, who oversees the implementation and testing of the International Portfolio’s compliance program and reports to the Board regarding compliance matters for the International Portfolio and its service providers. The Independent Directors have engaged independent legal counsel to assist them in performing their oversight responsibilities.

     The members of the Audit Committee are Kenneth L. Urish (Chair), Herbert I. London and Frederick W. Winter, all of whom are Independent Directors. The principal responsibilities of the Audit Committee are to approve the selection, retention, termination and compensation of the Master LLC’s independent registered public accounting firm (the “independent auditors”) and to oversee the independent auditors’ work. The Audit Committee’s responsibilities include, without limitation, to (1) evaluate the qualifications and independence of the independent auditors; (2) approve all audit engagement terms and fees for the Master LLC; (3) review the conduct and results of each independent audit of the Master LLC’s financial statements; (4) review any issues raised by the independent auditors or Portfolio management regarding the accounting or financial reporting policies and practices of the Master LLC and the internal controls of the Master LLC and certain service providers; (5) oversee the performance of the Master LLC’s internal audit function provided by its investment adviser, administrator, pricing agent or other service provider; (6) discuss with Portfolio management its policies regarding risk assessment and risk management and (7) resolve any disagreements between Portfolio management and the independent auditors regarding financial reporting. The Board has adopted a written charter for the Audit Committee. During the fiscal year ended October 31, 2009, the Audit Committee met seven times.

     The members of the Governance and Nominating Committee (the “Governance Committee”) are Dr. Matina Horner (Chair), Cynthia A. Montgomery and Robert C. Robb, Jr., all of whom are Independent Directors. The principal responsibilities of the Governance Committee are to (1) identify individuals qualified to serve as Independent Directors of the Master LLC and recommend Independent Director nominees for election by interestholders or appointment by the Board; (2) advise the Board with respect to Board composition, procedures and committees (other than the Audit Committee); (3) oversee periodic self-assessments of the Board and committees of the Board (other than the Audit Committee); (4) review and make recommendations regarding Independent Director compensation; and (5) monitor corporate governance matters and develop appropriate recommendations to the Board. The Governance Committee may consider nominations for the office of Director made by the Master LLC’s interestholders as it deems appropriate. The Master LLC’s interestholders who wish to recommend a nominee should send nominations to the Secretary of the Master LLC that include biographical information and set forth the qualifications of the proposed nominee. The Board has adopted a written charter for the Governance Committee. During the fiscal year ended October 31, 2009, the Governance Committee met four times.

     The members of the Compliance Committee are Joseph P. Platt, Jr. (Chair), Cynthia A. Montgomery and Robert C. Robb, Jr., all of whom are Independent Directors. The Compliance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee regulatory and fiduciary compliance matters involving the Master LLC, the fund-related activities of BlackRock and the Master LLC’s third party service providers. The Compliance Committee’s responsibilities include, without limitation, to (1) oversee the compliance policies and procedures of the Master LLC and its service providers and recommend changes or additions to such policies and procedures; (2) review information on and, where appropriate recommend policies concerning, the Master LLC’s compliance with applicable law; and (3) review reports from, oversee the annual performance review of, and make certain recommendations regarding the Master LLC’s Chief Compliance Officer. The Board has adopted a written charter for the Compliance Committee. During the fiscal year ended October 31, 2009, the Compliance Committee met eight times.

     The members of the Performance Oversight and Contract Committee (the “Performance Oversight Committee”) are David O. Beim (Chair), Toby Rosenblatt (Vice Chair), Ronald W. Forbes and Rodney D. Johnson, all of whom are Independent Directors. The Performance Oversight Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee each Fund’s investment performance relative to its agreed-upon performance objectives and to assist the Independent Directors in their consideration of investment advisory agreements. The Performance Oversight Committee’s responsibilities include, without limitation, to (1) review the Master LLC’s investment objectives, policies and practices and the Master LLC’s investment performance; (2) review personnel and resources devoted to management of the Master LLC and evaluate the nature and quality of information furnished to the Performance Oversight Committee; (3) recommend any required action regarding change in fundamental and non-fundamental investment policies and restrictions, Portfolio mergers or liquidations; (4) request and review information on the nature, extent and quality of services provided to the interestholders; and (5) make recommendations to the Board concerning the approval or renewal of investment advisory agreements. The Board has adopted a written charter for the Performance Oversight Committee. During the fiscal year ended October 31, 2009, the Performance Oversight Committee met four times.

     The Boards of the Equity-Liquidity Complex, the Equity-Bond Complex and the closed-end BlackRock Fund Complex, established the ad hoc Joint Product Pricing Committee (the “Product Pricing Committee”) comprised of eight members drawn from the independent board members serving on the boards of these BlackRock Fund Complexes. Ronald W. Forbes and Rodney D. Johnson are members of the Product Pricing Committee representing the Equity-Liquidity Complex. One independent board member representing the closed-end BlackRock Fund Complex and five independent board members representing the Equity-Bond Complex serve on the Product Pricing Committee. The Product Pricing Committee is chaired by an independent board member from the Equity-Bond Complex. The purpose of the Product Pricing Committee is to review the components and pricing structure of the non-money market funds in the BlackRock Fund Complexes. The Product Pricing Committee was formed on June 4, 2009, and for the period from June 4, 2009 to October 31, 2009, the Product Pricing Committee did not meet.

     The members of the Executive Committee are Ronald W. Forbes and Rodney D. Johnson, both of whom are Independent Directors, and Richard S. Davis, who serves as an interested Director. The principal responsibilities of the Executive Committee are to (1) act on routine matters between meetings of the Board; (2) act on such matters as may require urgent action between meetings of the Board; and (3) exercise such other authority as may from time to time be delegated to the Executive Committee by the Board. The Board has adopted a written charter for the Executive Committee. The Executive Committee was constituted December 3, 2008, and during the fiscal year ended October 31, 2009, the Executive Committee met 3 times.

     The Governance Committee has adopted a statement of policy that describes the experience, qualifications, skills and attributes that are necessary and desirable for potential Independent Director candidates (the “Statement of Policy”). The Board believes that each Independent Director satisfied, at the time he or she was initially elected or appointed a Director, and continues to satisfy, the standards contemplated by the Statement of Policy. Furthermore, in determining that a particular Director was and continues to be qualified to serve as a Director, the Board has considered a variety of criteria, none of which, in isolation, was controlling. The Board believes that, collectively, the Directors have balanced and diverse experience, skills, attributes and qualifications, which allow the Board to operate effectively in governing the Trust and protecting the interests of interestholders. Among the attributes common to all Directors are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the International Portfolio’s investment adviser, sub-advisers, other service providers, counsel and independent auditors, and to exercise effective business judgment in the performance of their duties as Directors. Each Director’s ability to perform his or her duties effectively is evidenced by his or her educational background or professional training; business, consulting, public service or academic positions; experience from service as a board member of the Master LLC and the other funds in the BlackRock Fund Complex (and any predecessor funds), other investment funds, public companies, or non-profit entities or other organizations; ongoing commitment and participation in Board and committee meetings, as well as their leadership of standing and ad hoc committees throughout the years; or other relevant life experiences. Information about the specific experience, skills, attributes and qualifications of each Director, which in each case led to the Board’s conclusion that the Director should serve (or continue to serve) as a director of the Master LLC, is provided in below, in “Biographical Information.”

     Share Ownership

     Information relating to each Director’s share ownership in the Master LLC and in all BlackRock-advised Funds that are overseen by the respective Director (“Supervised Funds”) as of December 31, 2009 is set forth in the chart below:

	Aggregate Dollar Range	Aggregate Dollar Range
	of Equity Securities in the	of Securities in
Name of Director	Master LLC[1]	Supervised Funds
Interested Directors:
Richard S. Davis	None	Over $100,000
Henry Gabbay	None	Over $100,000

Independent Directors:
David O. Beim	None	Over $100,000
Ronald W. Forbes	None	Over $100,000
Dr. Matina Horner	None	Over $100,000
Rodney D. Johnson	None	Over $100,000
Herbert I. London	None	$50,001-$100,000
Cynthia A. Montgomery	None	Over $100,000
Joseph P. Platt, Jr.	None	Over $100,000
Robert C. Robb, Jr.	None	Over $100,000
Toby Rosenblatt	None	Over $100,000
Kenneth L. Urish	None	$50,001-$100,000
Frederick W. Winter	None	Over $100,000

[1]	The Master LLC does not offer interests for sale to the public.

     As of January 31, 2010 the Directors and officers of the Master LLC as a group owned an aggregate of less than 1% of the outstanding interests of the Master LLC. As of December 31, 2009, none of the Independent Directors of the Master LLC or their immediate family members owned beneficially or of record any securities of affiliates of BlackRock.

Compensation of Directors

          Each Director who is an Independent Director is paid as compensation an annual retainer of $250,000 per year for his or her services as a Board member to the BlackRock-advised Funds in the Equity-Liquidity Complex, including the Master LLC, and a $5,000 Board meeting fee to be paid for each in person Board meeting attended (a $2,500 Board meeting fee for telephonic attendance at regular Board meetings), for up to five Board meetings held in a calendar year (compensation for meetings in excess of this number to be determined on a case by case basis), together with out of pocket expenses in accordance with a Board policy on travel and other business expenses relating to attendance at meetings. The Co-Chairs of the Boards of Directors are each paid an additional annual retainer of $45,000. The Chairs of the Audit Committees, Compliance Committees, Governance Committees and Performance Oversight Committees and the Vice-Chair of the Performance Oversight Committees are each paid an additional annual retainer of $25,000. The Chair of the Product Pricing Committee, who oversees funds in the Equity-Bond Complex, is paid an annual retainer of $25,000 that is allocated among all of the non-money market funds in the Equity-Liquidity, the Equity-Bond, and the Closed-End BlackRock Fund Complexes.

     Mr. Gabbay is an interested Director of the Master LLC and serves as an interested board member of the other funds which comprise the Equity-Liquidity, the Equity-Bond, and the Closed-End BlackRock Fund Complexes. Mr. Gabbay receives as compensation for his services as a board member of each of these three BlackRock Fund Complexes, (i) an annual retainer of $487,500, paid quarterly in arrears, allocated to the BlackRock-advised Funds in these three BlackRock Fund Complexes, including the Master LLC, and (ii) with respect to each of the two open end BlackRock Fund Complexes, a board meeting fee of $3,750 (with respect to meetings of the Equity-Liquidity Complex) and $18,750 (with respect to meetings of the Equity-Bond Complex) to be paid for attendance at each board meeting up to five board meetings held in a calendar year by each such Complex (compensation for meetings in excess of this number to be determined on a case by case basis). Mr. Gabbay will also be reimbursed for out of pocket expenses in accordance with a Board policy on travel and other business expenses relating to attendance at meetings. Mr. Gabbay’s compensation for serving on the boards of funds in these three BlackRock Fund Complexes (including the Master LLC) is equal to 75% of each retainer and, as applicable, of each meeting fee (without regard to additional fees paid to Board and Committee chairs) received by the Independent board members serving on such boards. The Board of the Master LLC or of any other BlackRock-advised Fund may modify the board members’ compensation from time to time depending on market conditions and Mr. Gabbay’s compensation would be impacted by those modifications.

     Each of the Independent Directors and Mr. Gabbay agreed to a 10% reduction in their compensation described above for the period May 1, 2009 through December 31, 2009.

     The following table sets forth the compensation earned by the Directors for the fiscal year ended October 31, 2009 and the aggregate compensation paid to them by all BlackRock-advised Funds for the calendar year ended December 31, 2009.

	Compensation
	from the	Estimated Annual	Aggregate Compensation
	International Portfolio of	Benefits Upon	from the Master LLC and Other
Name	the Master LLC	Retirement	RICs and Portfolios Overseen[1]
Independent Directors
David O. Beim[2]	$1,527	None	$283,750
Ronald W. Forbes[3]	$1,534	None	$302,750
Dr. Matina Horner[4]	$1,527	None	$283,750
Rodney D. Johnson[3]	$1,534	None	$302,750
Herbert I. London	$1,518	None	$260,000
Cynthia A. Montgomery	$1,518	None	$260,000
Joseph P. Platt, Jr.[5]	$1,527	None	$283,750
Robert C. Robb, Jr.	$1,518	None	$260,000
Toby Rosenblatt[6]	$1,252	None	$261,250
Kenneth L. Urish[7]	$1,527	None	$283,750
Frederick W. Winter	$1,518	None	$260,000
Interested Director[8]
Henry Gabbay	$ 911	None	$441,563

[1]	For the number of RICs and Portfolios from which each Director received compensation, see the Biographical Information chart beginning on p. B-4.

[2]	Chair of the Performance Oversight Committee.

[3]	Co-Chair of the Board of Directors.

[4]	Chair of the Governance Committee.

[5]	Chair of the Compliance Committee.

[6]	Vice-Chair of the Performance Oversight Committee.

[7]	Chair of the Audit Committee.

[8]	Mr. Gabbay began receiving compensation for his services as a Director effective January 1, 2009. Mr. Davis receives no compensation for his service as a Director.

     (d) Sales Loads Not Applicable.

     (e) Code of Ethics

     The Master LLC, the International Portfolio, the Manager, the Sub-Adviser and BlackRock Investments, LLC (“BRIL”) each has adopted a Code of Ethics under Rule 17j-1 of the Investment Company Act. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Codes of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Master LLC.

     (f) Proxy Voting Policies

     Information relating to the Master LLC’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of the BlackRock Registration Statement.

Item 18. Control Persons and Principal Holders of Securities

     The following table sets forth control persons and principal holders of interests of the International Portfolio as of February 23, 2010.

Percentage
		Percentage	of
		of	Ownership
		Ownership	of the
		of the	Master
Name of Portfolio	Name and Address of Control Person	Portfolio	LLC
International Portfolio	BlackRock International Fund of BlackRock Series, Inc., 100 Bellevue Parkway, Wilmington, Delaware 19809	100%	13.66%

     All holders of interests (“Holders”) are entitled to vote in proportion to the amount of their interests in the Portfolio or the Master LLC. There is no cumulative voting. Accordingly, the Holder or Holders of more than 50% of the aggregate interests in the Master LLC would be able to elect all the Directors.

Item 19. Investment Advisory and Other Services

     The following information supplements and should be read in conjunction with Item 10 in Part A of this Registration Statement. Information relating to the investment management and other services provided to the Master LLC or on behalf of the Master LLC is incorporated herein by reference from Part A of the BlackRock Registration Statement and the sections entitled “Management and Advisory Arrangements” in Part I of Part B and “Management and Other Service Arrangements” in Part II of Part B of the BlackRock Registration Statement. The following list identifies the specific sections and sub-sections in Part B of the BlackRock Registration Statement under which the information required by Item 19 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Sections Incorporated by Reference from Part A and
Form N-1A Item No.	Part B of the BlackRock Registration Statement
Item 19(a)	Part I: Management and Advisory Arrangements
Part II: Management and Other Service Arrangements
Item 19(c)	Part I: Management and Advisory Arrangements
Part II: Management and Other Service Arrangements
Item 19(d)	Part I: Management and Advisory Arrangements
Item 19(e)	Not Applicable
Item 19(f)	Not Applicable
Item 19(g)	Not Applicable
Item 19(h)	Part A — Back Cover

     Effective October 1, 2008, BlackRock Investments, LLC (“BRIL”), 40 East 52nd Street New York, New York 10022, an affiliate of BlackRock, acts as placement agent for the Master LLC with respect to the International Portfolio pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, BRIL receives no compensation for acting as placement agent for the Master LLC. Prior to October 1, 2008, FAM Distributors, Inc. (“FAMD”), P.O. Box 9081, Princeton, New Jersey 08543-9081, and BlackRock Distributors, Inc. (“BDI”), 760 Moore Road, King of Prussia, Pennsylvania 19406, each an affiliate of BlackRock, served as placement agents for the Master LLC.

Item 20. Portfolio Managers

     The International Portfolio is managed by a team of financial professionals. Richard Turnill and James Bristow, CFA, are the International Portfolio’s co-portfolio managers and are jointly and primarily responsible for the day-to-day management of the International Portfolio. Information about the portfolio managers’ compensation, other accounts they manage and their ownership of Feeder Fund shares is incorporated herein by reference to the section entitled “Management and Advisory Arrangements” of the BlackRock Registration Statement.

Item 21. Brokerage Allocation and Other Practices

     Information relating to portfolio turnover and brokerage allocations for or on behalf of the Master LLC with respect to the International Portfolio is incorporated herein by reference to the section entitled “Fund Overview — Fee and Expenses of the Fund” in Part A of the BlackRock Registration Statement.

Item 22. Capital Stock and Other Securities

     The following information supplements and should be read in conjunction with Item 10(b) and Item 11 in Part A of this Registration Statement. Under the limited liability company agreement, the Directors are authorized to issue interests in the Master LLC. Upon liquidation of the Master LLC, a Feeder Fund would be entitled to share in the assets of the Master LLC that are available for distribution in proportion to its investment in the Master LLC.

     Effective June 15, 2007, the Master LLC is organized as a Delaware limited liability company. Prior to June 15, 2007, the Master LLC was organized as a statutory trust under the laws of the State of Delaware. The International Portfolio is entitled to vote in proportion to its investment in the Master LLC. The International Portfolio will participate in the earnings, dividends and assets of the Master LLC in accordance with its pro rata interest in the Master LLC. No certificates are issued.

     Each investor is entitled to a vote, with respect to matters affecting the International Portfolio or the Master LLC, in proportion to the amount of its investment in the International Portfolio or the Master LLC. Investors in the Master LLC do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Master LLC may elect all of the Directors of the Master LLC if they choose to do so and in such event the other investors in the Master LLC would not be able to elect any Director. The Master LLC is not required to hold annual meetings of investors but the Master LLC will hold special meetings of investors when in the judgment of the Master LLC’s Directors it is necessary or desirable to submit matters for an investor vote. The Directors may elect to terminate the Master LLC without a vote of the interest holders.

Item 23. Purchase, Redemption and Pricing of Securities

     The following information supplements and should be read in conjunction with Item 11 and Item 12 in Part A of this Registration Statement.

     (a) Purchase of Interests in the Master LLC

     The net asset value of the International Portfolio is calculated as of the close of regular trading hours on the New York Stock Exchange (the “NYSE”) (currently 4:00 p.m. Eastern Time) on each business day the NYSE is open.

     The principal asset of each Feeder Fund will normally be its interest in the International Portfolio. The value of that interest is based on the net assets of the International Portfolio, which are comprised of the value of the securities held by the International Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses of the International Portfolio). Expenses of the International Portfolio, including the investment advisory fees, are accrued daily. The net asset value of a Feeder Fund is equal to the value of the Feeder Fund’s proportionate interest in the net assets of the International Portfolio plus any cash or other assets, minus all liabilities (including accrued expenses) of the Feeder Fund. To determine a Feeder Fund’s net asset value per share, the Feeder Fund’s net asset value is divided by the total number of shares outstanding of the Feeder Fund at such time (on a class by class basis), rounded to the nearest cent. Expenses, including fees payable to the Feeder Fund’s administrator and distributor, are accrued daily.

     Valuation of securities held by the International Portfolio is as follows:

     Equity Investments. Securities traded on a recognized securities exchange or on the NASDAQ Global Market System are valued at the last reported sale price that day or the NASDAQ official closing price, if applicable; if a security is traded on more than one exchange, the last reported sale price on the exchange where the stock is primarily traded is used; securities traded on a recognized securities exchange for which there were no sales on that day are valued at the last bid (long position) or ask (short position) price; if no bid or ask price is available, the prior day’s price will be used, unless it is determined that such prior day’s price no longer reflects the fair value of the security.

     Fixed Income Investments. Fixed income securities for which market quotations are readily available are generally valued using such securities’ most recent bid prices provided directly from one or more broker-dealers, market makers, or independent third-party pricing services which may use matrix pricing and valuation models to derive values, each in accordance with valuation procedures approved by the Board; the amortized cost method of valuation may be used with respect to debt obligations with sixty days or less remaining to maturity unless the investment adviser and/or sub-adviser determines such method does not represent fair value; floating rate loan interests are generally valued at the mean between the last available bid prices from one or more brokers or dealers as obtained from an independent third-party pricing service.

     Options, Futures and Swaps. Exchange-traded options are valued at the mean between the last bid and ask prices at the close of the options market on which the option is traded; an exchange-traded option for which there is no mean price is valued at the last bid (long position) or ask (short position) price; if no bid or ask price is available, the prior day’s price will be used, unless it is determined that such prior day’s price no longer reflects the fair value of the option. OTC options are valued by an independent pricing service using a mathematical model which incorporates a number of market data factors; financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges; swap agreements are valued daily based upon quotations from market makers or by a pricing service in accordance with the valuation procedures approved by the Board.

     Underlying Funds. Shares of underlying open-end funds are valued at net asset value.

*     *     *

     In determining the market value of portfolio investments, the International Portfolio may employ independent third-party pricing services, which may use, without limitation, a matrix or formula method that takes into consideration market indexes, matrices, yield curves and other specific adjustments. This may result in the securities being valued at a price different from the price that would have been determined had the matrix or formula method not been used. All cash, receivables and current payables are carried on the International Portfolio’s books at their face value.

     In the event that application of the methods of valuation discussed above result in a price for a security which is deemed not to be representative of the fair market value of such security, the security will be valued by, under the direction of or in accordance with a method specified by the Master LLC’s Board as reflecting fair value. All other assets and securities (including securities for which market quotations are not readily available) held by the International Portfolio (including restricted securities) are valued at fair value as determined in good faith by the Master LLC’s Board or by BlackRock (its delegate).

     Any assets which are denominated in a non-U.S. currency are translated into U.S. dollars at the prevailing rates of exchange.

     Certain of the securities acquired by the International Portfolio may be traded on non-U.S. exchanges or over-the-counter markets on days on which the International Portfolio’s net asset value is not calculated. In such cases, the net asset value of the International Portfolio’s interests may be significantly affected on days when investors can neither purchase nor redeem shares of the Feeder Fund.

     Each investor in the International Portfolio may add to or reduce its investment in the International Portfolio on each day the NYSE is open for trading. The value of each investor’s (including a Feeder Fund’s) interest in the International Portfolio will be determined after the close of business on the NYSE by multiplying the net asset value of the International Portfolio by the percentage, effective for that day, that represents that investor’s share of the aggregate interests in the International Portfolio. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in the International Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the International Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the International Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the International Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the International Portfolio by all investors in the International Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the International Portfolio after the close of business of the NYSE or the next determination of net asset value of the International Portfolio.

     Fair Value. When market quotations are not readily available or are believed by BlackRock to be unreliable, the International Portfolio’s investments are valued at fair value (“Fair Value Assets”).

     Fair Value Assets are valued by BlackRock in accordance with procedures approved by the Master LLC’s Board. BlackRock may conclude that a market quotation is not readily available or is unreliable if a security or other asset or liability does not have a price source due to its lack of liquidity, if BlackRock believes a market quotation from a broker-dealer or other source is unreliable (e.g., where it varies significantly from a recent trade), where the security or other asset or liability is thinly traded (e.g., municipal securities and certain non-U.S. securities can be expected to be thinly traded) or where there is a significant event subsequent to the most recent market quotation. For this purpose, a “significant event” is deemed to occur if the BlackRock Portfolio Management Group and/or the Pricing Group determines, in its business judgment prior to or at the time of pricing the International Portfolio’s assets or liabilities, that it is likely that the event will cause a material change to the last closing market price of one or more assets or liabilities held by the International Portfolio. On any date the NYSE is open and the primary exchange on which a foreign asset is traded is closed, such asset will be valued using the prior day’s price, provided that BlackRock is not aware of any significant event or other information that would cause such price to no longer reflect the fair value of the asset, in which case such asset would be treated as a Fair Value Asset. For certain non-U.S. securities, a third-party vendor supplies evaluated, systematic fair value pricing based upon the movement of certain U.S.-based futures contracts that trade after the relevant non-U.S. markets have closed. This systematic fair value pricing methodology is designed to correlate the prices of foreign securities following the close of the local markets to the price that might have prevailed as of the International Portfolio’s pricing time.

     BlackRock’s Pricing Group, with input from the BlackRock Portfolio Management Group, will submit its recommendations regarding the valuation and/or valuation methodologies for Fair Value Assets to BlackRock’s Valuation Committee. The Valuation Committee may accept, modify or reject any recommendations. The pricing of all Fair Value Assets shall be subsequently reported to and ratified by the Board or a Committee thereof.

     When determining the price for a Fair Value Asset, the Valuation Committee (or the Pricing Group) shall seek to determine the price that the International Portfolio might reasonably expect to receive from the current sale of that asset in an arms-length transaction. The price generally may not be determined based on what the International Portfolio might reasonably expect to receive for selling an asset at a later time or if it holds the asset to maturity. Fair value determinations shall be based upon all available factors that the Valuation Committee (or Pricing Group) deems relevant.

     Fair value represents a good faith approximation of the value of a security. The fair value of one or more securities may not, in retrospect, be the price at which those assets could have been sold during the period in which the particular fair values were used in determining the International Portfolio’s net asset value. As a result, the International Portfolio’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing shareholders.

     Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

     There is no minimum initial or subsequent investment in the International Portfolio. However, because the International Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank).

     The Master LLC may reject any investment from any Feeder Fund or reject any investment order and suspend and resume the sale of any interest of the International Portfolio at any time for any reason.

     A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished to the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within seven days after its receipt of a redemption request in proper form, except as provided by the rules of the Securities and Exchange Commission (the “Commission”). The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred except with the prior written consent of all the Directors and all the remaining interestholders.

     (b) Fund Reorganizations. Not Applicable.

     (c) Offering Price. Not Applicable.

     (d) Redemptions in Kind.

     A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day at the net asset value next determined after a withdrawal request in proper form is furnished by the Feeder Fund to the Master LLC. Interests will normally be redeemed for cash upon receipt of a request in proper form, although the Master LLC retains the right to redeem some or all of its interests in-kind under unusual circumstances, in order to protect the interests of remaining interestholders or to accommodate a request by a particular interestholder that does not adversely affect the interest of the remaining interestholders, by delivery of securities selected from the Master LLC’s assets at its discretion. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming interestholder might incur brokerage or other transaction costs to convert the securities to cash. The Master LLC has elected, however, to be governed by Rule 18f-1 under the Investment Company Act so that the Master LLC is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any interestholder of the Master LLC. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption.

     The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds may be delayed during any period in which both the NYSE and the Federal Reserve are closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred without the prior written consent of all Directors and all remaining interestholders.

     (e) Arrangements Permitting Frequent Purchases and Redemptions of Master LLC Shares. Not Applicable.

Item 24. Taxation of the Master LLC

     Each Master Portfolio of the Master LLC is treated as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”), and, thus, is not subject to income tax. If a Master Portfolio has only one Feeder Fund, its existence as an entity separate from that Feeder Fund will be disregarded for Federal income tax purposes. Based upon the status of each Master Portfolio of the Master LLC as a partnership or disregarded entity, each investor in the Master LLC takes into account its share of the appropriate Master Portfolio’s ordinary income, capital gain, losses, deductions and credits in determining its income tax liability. The determination of such share is made in accordance with the Code and Treasury regulations promulgated thereunder.

     The International Portfolio’s fiscal year end is October 31. Although neither the Master LLC nor the International Portfolio will be subject to Federal income tax, the Master LLC will file appropriate Federal income tax returns.

     It is intended that the International Portfolio’s assets, income and distributions will be managed in such a way that an investor in the International Portfolio will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”) assuming that the investor invested all of its investable assets in the International Portfolio. Any prospective Feeder Fund that is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the International Portfolio as they are taken into account by the International Portfolio.

     Certain transactions of the Master LLC are subject to special tax rules of the Code that may, among other things (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to shareholders of the Feeder Fund. Special tax rules also will require the International Portfolio to mark to market certain types of positions in its portfolio (i.e. treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. The International Portfolio intends to monitor transactions, make appropriate tax elections and make appropriate entries in its books and records to lessen the effect of these tax rules and avoid any possible disqualification of the Feeder Fund for the special treatment afforded RICs under the Code.

     If the International Portfolio purchases shares of an investment company (or similar investment entity) organized under foreign law, a Feeder Fund, by virtue of its ownership of the International Portfolio’s interests, will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. Federal income tax purposes. The partners in (or owners of) the International Portfolio, i.e. the Feeder Funds, may be subject to U.S. Federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by such Feeder Funds as a dividend to their shareholders. However, an election can be made to “mark to market” at the end of each taxable year all the shares treated as held in PFICs. If this election were made, the Feeder Funds would recognize as ordinary income any increase in the value of such shares as of the close of the taxable year over their adjusted tax basis and as ordinary loss any decrease in such value, but only to the extent of previously recognized “mark-to-market” gains. With the mark-to-market election, a Feeder Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs. The International Portfolio does not anticipate that it will make the mark-to-market election.

     The International Portfolio may be subject to a tax on dividend or interest income received from securities of a foreign issuer. The United States has entered into tax treaties with many foreign countries which may entitle the International Portfolio to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the International Portfolio’s assets to be invested within various countries is not known.

     The Master LLC is managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Master Portfolio level. Thus, consistent with its investment objectives, the International Portfolio will meet the income and diversification of assets tests of the Code applicable to RICs. The Master LLC and the Feeder Fund have received a ruling from the Internal Revenue Service that the existing feeder fund that is a RIC will be treated as owner of its proportionate shares of the Master LLC’s assets and income for purposes of these tests.

     The Code requires a RIC to pay a non-deductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis, plus certain undistributed amounts from previous years. The International Portfolio intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the International Portfolio’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

     Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Master LLC.

Item 25. Underwriters

     The exclusive placement agent for the Master LLC is BRIL (the “Placement Agent”), an affiliate of the Manager. Pursuant to the Placement Agent Agreement, BRIL receives no compensation for acting as placement agent for the Master LLC.

Item 26. Calculation of Performance Data

     Not Applicable.

Item 27. Financial Statements

     The audited financial statements of the International Portfolio, including the report of the independent registered public accounting firm, are incorporated in this Statement of Additional Information by reference to the Annual Report for the fiscal year ended October 31, 2009 of BlackRock International Fund of BlackRock Series, Inc. You may request a copy of the Annual Report at no charge by calling (800) 441-7762 between 8:00 a.m. and 6:00 p.m. Eastern time, on any business day.

PART C. OTHER INFORMATION

Item 28. Exhibits

Exhibit
Number

1(a)	—	Declaration of Trust of Registrant.(1)
(b)	—	Amendment No. 1 to Declaration of Trust of Registrant.(1)
(c)	—	Certificate of Trust.(1)
(d)	—	Certificate of Amendment of Certificate of Trust.(1)
(e)	—	Certificate of Amendment of Certificate of Trust.(2)
(f)	—	Certificate of Amendment of Certificate of Trust.(3)
(g)	—	Amendment No. 2 to Declaration of Trust of Registrant.(4)
(h)	—	Amendment No. 3 to Declaration of Trust of Registrant.(4)
(i)	—	Certificate of Amendment of Certificate of Trust.(5)
(j)	—	Amendment No. 4 to Declaration of Trust of Registrant.(5)
(k)	—	Amendment No. 5 to Declaration of Trust of Registrant.(8)
(l)	—	Certificate of Amendment of Certificate of Trust.(8)
(m)	—	Amendment No. 6 to Declaration of Trust of Registrant.(9)
(n)	—	Certificate of Amendment of Certificate of Trust.(9)
(o)	—	Amendment No. 7 to Declaration of Trust of Registrant.(13)
(p)	—	Certificate of Amendment of Certificate of Trust.(13)
(q)	—	Certificate of Amendment of Certificate of Trust.(10)
(r)	—	Limited Liability Company Agreement (the “LLC Agreement”) of the Registrant, dated June 15, 2007.(10)
2	—	Amended and Restated By-laws of Registrant.(17)
3	—	Instrument Defining Rights of Security Holders. Incorporated by reference to Exhibits 1 and 2 above.
4(a)	—	Investment Management Agreement between the Registrant, on behalf of BlackRock Master International Portfolio, and BlackRock Advisors, LLC.(10)
(b)	—	Sub-Investment Advisory Agreement between BlackRock Advisors, LLC and BlackRock International Limited with respect to BlackRock Master International Portfolio.(17)
5	—	Not Applicable
6	—	Not Applicable
7	—	Form of Custody Agreement between Registrant and Brown Brothers Harriman & Co.(11)
8(a)	—	Form of Placement Agent Agreement between Registrant and BlackRock Investments, LLC.(17)
(b)	—	Form of Amended and Restated Credit Agreement, dated as of November 22, 2006, among the Registrant, a syndicate of banks and certain other parties.(16)
(c)	—	Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks, dated as of November 21, 2007, relating to the Credit Agreement, dated as of November 22, 2006. (7)
(d)	—	Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks, dated as of November 18, 2008, relating to the Credit Agreement, dated as of November 21, 2007. (15)
(e)	—	Administrative Services Agreement between State Street Bank and Trust Company and the Registrant.(12)
(f)	—	Securities Lending Agency Agreement between the Registrant and BlackRock Investment Management, LLC, dated June 1, 2007.(14)
(g)	—	Form of Amended and Restated Credit Agreement between the Registrant and a syndicate of banks, dated as of November 18, 2009, relating to the Credit Agreement dated as of November 18, 2008.(18)
9	—	Not Applicable
10	—	Not required pursuant to Form N-1A General Instructions section B(2)(b).
11	—	Not Applicable
12	—	Certificate of Mercury Asset Management Funds, Inc. with respect to Mercury International Portfolio of Mercury Asset Management Master Trust and Mercury Pan-European Growth Portfolio of Mercury Asset Management Master Trust.(1)
13	—	Not Applicable
14(a)	—	Not Applicable
15(a)	—	Code of Ethics of Registrant.(6)
(b)	—	Code of Ethics of BRIL.(19)
(c)	—	Code of Ethics of BlackRock.(20)

(1)	Incorporated by reference to the identically numbered exhibits to Registrant’s initial Registration Statement on Form N-1A (File No. 811-09049) (the “Registration Statement”), filed on October 9, 1998.

(2)	Incorporated by reference to the identically numbered exhibit to Amendment No. 1 to the Registration Statement, filed on January 26, 1999.

(3)	Incorporated by reference to the identically numbered exhibit to Amendment No. 2 to the Registration Statement, filed on April 27, 1999.

(4)	Incorporated by reference to the identically numbered exhibit to Amendment No. 3 to the Registration Statement, filed on September 10, 1999.

(5)	Incorporated by reference to the identically numbered exhibit to Amendment No. 4 to the Registration Statement, filed on October 26, 1999.

(6)	Incorporated by reference to Exhibit (r) to Post-Effective Amendment No. 15 to the Registration Statement on Form N-1A of BlackRock Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on November 13, 2006.

(7)	Incorporated by reference to Exhibit 8(b) to Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A of BlackRock Global Growth Fund, Inc. (File No. 333-32899), filed on December 17, 2007.

(8)	Incorporated by reference to the identically numbered exhibit to Amendment No. 6 to the Registration Statement, filed on June 19, 2000.

(9)	Incorporated by reference to the identically numbered exhibit to Amendment No. 7 to the Registration Statement, filed on September 12, 2000.

(10)	Incorporated by reference to the identically numbered exhibit to Amendment No. 20 to the Registration Statement, filed on September 28, 2007.

(11)	Incorporated by reference to Exhibit 7 to Amendment No. 2 to the Registration Statement on Form N-1A of Master Large Cap Series Trust (File No. 811-09739), filed on January 30, 2002.

(12)	Incorporated by reference to Exhibit 8(c) to Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of Merrill Lynch Growth Fund, Inc. (File No. 33-10794), filed on February 16, 2001.

(13)	Incorporated by reference to the identically numbered exhibit to Amendment No. 10 to the Registration Statement, filed on September 21, 2001.

(14)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A of Ready Assets Prime Money Fund (formerly Merrill Lynch Ready Assets Trust) (File No. 2-52711), filed on April 21, 2008.

(15)	Incorporated by reference to Exhibit 8(c) to Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of BlackRock Fundamental Growth Fund, Inc., (File No. 33-47875), filed on December 22, 2008.

(16)	Incorporated by reference to Exhibit 8(b)(7) to Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A of BlackRock Fundamental Growth Fund, Inc. (File No. 33-47875) filed on December 21, 2006.

(17)	Incorporated by reference to the identically numbered exhibit to Amendment No. 22 to the Registration Statement, filed on March 2, 2009.

(18)	Incorporated by reference to Exhibit 8(c) to Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A of BlackRock Fundamental Growth Fund, Inc. (File No. 33-47875), filed on December 23, 2009.

(19)	Incorporated by reference to Exhibit 15(b) to Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A of Ready Assets Prime Money Fund (formerly Merrill Lynch Ready Assets Trust) (File No. 2-52711), filed on April 29, 2009.

(20)	Incorporated by reference to Exhibit 15(c) to Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A of Ready Assets Prime Money Fund (formerly Merrill Lynch Ready Assets Trust) (File No. 2-52711), filed on April 29, 2009.

Item 29. Persons Controlled by or Under Common Control with Registrant

     The Registrant does not control and is not under common control with any other person.

Item 30. Indemnification

     As permitted by Section 17(h) and (i) of the Investment Company Act, and pursuant to Sections 8.2, 8.3 and 8.4 of Article VIII of the Registrant’s Limited Liability Company Agreement (the “LLC Agreement”), Directors, officers, employees and agents of the Master LLC will be indemnified to the maximum extent permitted by Delaware law and the Investment Company Act.

     Article VIII, Section 8.2 provides, inter alia, that no Director, officer, employee or agent of the Registrant shall be liable to the Registrant, its holders, or to any other Director, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

     Article VIII, Section 8.3 of the Registrant’s LLC Agreement provides:

     Section 8.3. Indemnification. The Company shall indemnify each of its Directors, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Company Property. The Directors may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Company to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

     (a) the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or

     (b) the Company shall be insured against losses arising by reason of any lawful advances; or

     (c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

     (i) a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the Proceedings; or

     (ii) an independent legal counsel in a written opinion.

     Article VIII, Section 8.4 of the Registrant’s LLC Agreement further provides:

     Section 8.4. No Protection Against Certain 1940 Act Liabilities. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Director or officer of the Company from any liability to the Company or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Manager to the Company or any Series against any liability to the Company or any Series to which he would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or its duties to the Company or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Manager to the Company or any Series.

     As permitted by Article VIII, Section 8.7, the Registrant may insure its Directors and officers against certain liabilities, and certain costs of defending claims against such Directors and officers, to the extent such Directors and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Directors and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Directors or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

     The Registrant hereby undertakes that it will apply the indemnification provisions of its LLC Agreement and By-laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the Investment Company Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 31. Business and Other Connections of the Manager

     See Item 10 in Part A and Item 19 in Part B of this Registration Statement regarding the business of the Manager. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Manager, the Sub-Adviser or any of its respective officers and directors during the past two years is incorporated herein by reference to Item 26 in Part C of Post-Effective Amendment No. 15 to the Registration Statement on Form N-1A of the International Fund (File No. 333-56203). The Manager has entered into the Sub-Advisory Agreement with BIL, an affiliate, under which the Manager pays a fee for services it receives.

Item 32. Principal Underwriters

     (a) BlackRock Investments, LLC (“BRIL”) acts as the principal underwriter or placement agent, as applicable, for each of the following open-end registered investment companies including the Registrant:

BlackRock Balanced Capital Fund, Inc.	BlackRock Short-Term Bond Series, Inc.
BlackRock Basic Value Fund, Inc.	BlackRock Utilities and Telecommunications Fund, Inc.
BlackRock Bond Allocation Target Shares	BlackRock Value Opportunities Fund, Inc.
BlackRock Bond Fund, Inc.	BlackRock Variable Series Funds, Inc.
BlackRock California Municipal Series Trust	BlackRock World Income Fund, Inc.
BlackRock Equity Dividend Fund	CMA Government Securities Fund
BlackRock EuroFund	CMA Money Fund
BlackRock Financial Institutions Series Trust	CMA Multi-State Municipal Series Trust
BlackRock Focus Growth Fund, Inc.	CMA Tax-Exempt Fund
BlackRock Focus Value Fund, Inc.	CMA Treasury Fund
BlackRock Fundamental Growth Fund, Inc.	FDP Series, Inc.
BlackRock Funds	Funds For Institutions Series
BlackRock Funds II	Global Financial Services Master LLC
BlackRock Global Allocation Fund, Inc.	Managed Account Series
BlackRock Global Dynamic Equity Fund	Master Basic Value LLC
BlackRock Global Emerging Markets Fund, Inc.	Master Bond LLC
BlackRock Global Financial Services Fund, Inc.	Master Focus Growth LLC
BlackRock Global Growth Fund, Inc.	Master Government Securities LLC
BlackRock Global SmallCap Fund, Inc.	Master Institutional Money Market LLC
BlackRock Healthcare Fund, Inc.	Master Large Cap Series LLC
BlackRock Index Funds, Inc.	Master Money LLC
BlackRock International Value Trust	Master Tax-Exempt LLC
BlackRock Large Cap Series Funds, Inc.	Master Treasury LLC
BlackRock Latin America Fund, Inc.	Master Value Opportunities LLC
BlackRock Liquidity Funds	Quantitative Master Series LLC
BlackRock Master LLC	Ready Assets Prime Money Fund
BlackRock Mid Cap Value Opportunities Series, Inc.	Ready Assets U.S.A. Government Money Fund
BlackRock Multi-State Municipal Series Trust	Ready Assets U.S. Treasury Money Fund
BlackRock Municipal Bond Fund, Inc.	Retirement Series Trust
BlackRock Municipal Series Trust	Short-Term Bond Master LLC
BlackRock Natural Resources Trust	WCMA Government Securities Fund
BlackRock Pacific Fund, Inc.	WCMA Money Fund
BlackRock Principal Protected Trust	WCMA Tax-Exempt Fund
BlackRock Series Fund, Inc.	WCMA Treasury Fund
BlackRock Series, Inc.

     BRIL also acts as the principal underwriter or placement agent, as applicable, for each of the following closed-end registered investment companies:

BlackRock Fixed Income Value Opportunities	BlackRock Senior Floating Rate Fund II, Inc.
BlackRock Senior Floating Rate Fund, Inc.	Master Senior Floating Rate LLC

     (b) Set forth below is information concerning each director and officer of BRIL. The principal business address for each such person is 40 East 52nd Street, New York, New York 10022.

	Position(s) and Office(s)	Position(s) and Office(s)
Name	with BRIL	with Registrant
Laurence Fink	Chairman and Director	None
Francis Porcelli	Chief Executive Officer and Managing Director	None
Anne Ackerley	Managing Director	President, Chief Executive Officer
Robert Connolly	General Counsel, Secretary and Managing Director	None
Paul Greenberg	Treasurer, Chief Financial Officer and Managing Director	None
Steven Hurwitz	Chief Compliance Officer, Assistant Secretary and Director	None
John Blevins	Assistant Secretary and Managing Director	None
Brian Schmidt	Managing Director	Vice President
Brenda Sklar	Managing Director	None
Stephen Hart	Associate	None
Robert Kapito	Director	None
Daniel Waltcher	Director	None

     (c) Not applicable.

Item 33. Location of Accounts and Records

     All accounts, books and other documents required to be maintained by Section 31(a) of the 1940 and the rules thereunder are maintained at the offices of:

     (a) Registrant, 100 Bellevue Parkway, Wilmington, Delaware 19809.

     (b) BlackRock Investments, LLC, 40 East 52nd Street, New York, New York 10022 (records relating to its functions as placement agent).

     (c) BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as manager and administrator).

     (d) BlackRock International Limited, 40 Torphichen Street, Edinburgh, Scotland, United Kingdom, EH3 8JB (records relating to its functions as sub-adviser to BlackRock Master International Portfolio).

     (e) PNC Global Investment Servicing (U.S.) Inc., Bellevue Corporate Center, 301 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as transfer agent and dividend disbursing agent).

     (f) Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109 (records relating to its functions as custodian).

Item 34. Management Services

     Other than as set forth or incorporated by reference in Item 10 of Part A and Item 17 and Item 19 of Part B of the Registrant’s Registration Statement, the Registrant is not a party to any management-related service contract.

Item 35. Undertakings

     Not applicable.

SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of New York, and the State of New York, on February 26, 2010.

Blackrock Master LLC (Registrant)
By:	/s/ ANNE F. ACKERLEY
(Anne F. Ackerley, President and
Chief Executive Officer)